PHILLIPS-VAN HEUSEN CORPORATION

ASSOCIATES INVESTMENT PLAN

Effective as of October 1, 1981

As Amended and Restated Effective as of January 1, 2009

W I T N E S S E T H :

WHEREAS,

1.

Effective as of October 1, 1981, Phillips-Van Heusen Corporation (the “Company”) established a savings and retirement plan (which, as the same has heretofore been amended, is hereinafter referred to as the “Original Plan”), and related trust, in order to continue the efficient operation of the business of the Company and its subsidiaries, as an incentive to the Associates eligible to participate thereunder and in order to provide for a portion of the livelihood of such Associates upon their retirement from the employ of the Company and under certain other circumstances.

2.

The Company amended the Original Plan from time to time, including among other things, to divide the assets of the Original Plan into two plans, which were then known as the “PVH Associates Investment Plan for Hourly Associates” (the “Hourly Plan”) and the “PVH Associates Investment Plan for Salaried Associates” (the “Salaried Plan”) and which together were collectively known as the “PVH Associates Investment Plan” (the “Prior Plans”).

3.

Effective as of January 1, 1997, the Company amended and restated the Prior Plans in their entirety in order, among other things, to modify the vesting provisions of the Prior Plans, to provide greater flexibility with respect to Employer Matching Contributions, and to modify certain provisions of the Prior Plans to comply with requirements under the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997.

4.

Effective January 1, 2002, the Company amended and restated the Prior Plans to conform to certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

5.

Effective January 1, 2008, the Prior Plans were amended to provide for a qualified automatic enrollment arrangement and to conform to other applicable requirements of the Pension Protection Act of 2006.

6.

Effective 11:59 p.m. on December 31, 2008, the Hourly Plan is being merged with and into the Salaried Plan.  The resulting Plan shall be known as the "PVH Associates Investment Plan" (the "Plan").

7.

Except as otherwise provided in Section 5.07, it shall be impossible, whether by operation or natural termination of the Plan and/or the Trust, or by the happening of a contingency, or by collateral arrangement, or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the payment of the expenses of the administration of the Plan and the Trust.

8.

It is intended that the terms used herein which are defined (and set forth in alphabetical order) in Article I shall have the respective meanings ascribed thereto by the provisions of said Article I.

NOW, THEREFORE, effective as of January 1, 2009, the Salaried Plan is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Definitions

1.01

Account.  Each of (a) a Matching Contribution Account, (b) an After Tax Account, (c) a Before Tax Account, (d) a Vested Account, (e) a Rollover Account, (f) a Palm Beach Retirement Contributions Account and (g) a Holding Account.  Effective upon the Merger, the Matching Contribution Account, After Tax Account, Before Tax Account, Vested Account, Rollover Account, Palm Beach Retirement Contributions Account and Holding Account, if any, of each Participant or Former Participant who was a participant (or former participant) of the Hourly Plan became the beginning balance of such Participant's or Former Participant's respective Matching Contribution Account, After Tax Account, Before Tax Account, Vested Account, Rollover Account, Palm Beach Retirement Contributions Account and Holding Account under this Plan.

1.02

Account Rebalancing Election.  An election in accordance with the provisions of Section 9.02 made by a Participant or Former Participant (or, in the event of his or her death, his or her Beneficiaries) to have the investment of his or her Accounts rebalanced among the Funds.

1.03

Additional Contribution.  A contribution made by the Employers in accordance with the provisions of Section 3.03(a).

1.04

Adjusted Maximum Before Tax Percentage.  The highest Before Tax Percentage determined with respect to a Highly Compensated Participant with respect to a Plan Year which will result in the average of the Before Tax Percentages of the Highly Compensated Participants with respect to such Plan Year being equal to the Maximum Before Tax Percentage with respect to such Plan Year.

1.05

Adjusted Maximum Contribution Percentage.  The highest Contribution Percentage determined with respect to a Highly Compensated Participant with respect to a Plan Year which will result in the average of the Contribution Percentages of the Highly Compensated Participants with respect to such Plan Year being equal to the Maximum Contribution Percentage with respect to such Plan Year.

1.06

Affiliated Corporation.  Any (a) corporation which is a member of the same controlled group of corporations as the Company (within the meaning of section 414(b) of the Code) and (b) trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of section 414(c) of the Code).

1.07

After Tax Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.02.

1.08

After Tax Contribution.  A contribution by or on behalf of a Participant prior to July 1, 1995 which was denominated by such Participant as an After Tax Contribution and which was credited to one or more of his or her After Tax Accounts.

1.09

Amendment Date.  January 1, 2009.

1.10

Anniversary Date.  The last business day of a Plan Year.

1.11

Annuity Benefit Amount.  Either (a) the value of a Participant’s Palm Beach Retirement Contributions Account or (b) (i) the portion of a Participant’s After Tax Contributions Account attributable to the dollar amount transferred to the Crystal AIP Plan from such Participant’s regular contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990, (ii) the portion of such Participant’s Before Tax Contributions Account attributable to the dollar amount transferred to the Crystal AIP Plan from such Participant’s tax deferred contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990 and (iii) the portion of such Participant’s Matching Contributions Account attributable to the dollar amount transferred to the Crystal AIP Plan from such Participant’s matching contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990.

1.12

Associate.  An employee of the Company or any Affiliated Corporations, including any Leased Employee.

1.13

Before Tax Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.03.

1.14

Before Tax Contribution.  Each of (a) a contribution by or on behalf of a Participant in accordance with the provisions of Section 3.02 as of a Valuation Date and (b) a contribution by or on behalf of a Participant prior to the Amendment Date which was denominated by such Participant as a Before Tax Contribution and, in either case, which is credited to one or more of his or her Before Tax Accounts.

1.15

Before Tax Percentage.  The percentage derived by dividing the sum of (a) the Before Tax Contributions made by the Participant with respect to whom such term is used during the Plan Year with respect to which such term is used and (b) the Additional Contributions allocated to such Participant as of any date occurring during such Plan Year by the Compensation of such Participant with respect to such Plan Year.  In calculating the Before Tax Percentage of a Highly Compensated Participant with respect to a Plan Year, amounts contributed by such Highly Compensated Participant under the Plan and to any Related Defined Contribution Plan subject to a cash or deferred election under a cash or deferred arrangement (as defined in Treasury Regulation § 1.401(k)-1(a)(2)) shall be treated as being made under a single arrangement.

1.16

Beneficiaries.  The person or persons designated by a Participant or Former Participant to receive any payment provided for in Section 10.09(a) in the event of his or her death prior to the receipt of such payment; provided, however, that, if such Participant or Former Participant shall be married on the date of his or her death, no such designation of a Beneficiary other than his or her Spouse shall be effective unless (a) such Spouse shall have consented thereto in writing which consent has been witnessed by a Committee member or a notary public and shall be in form and substance satisfactory to the Committee or (b) it is established to the satisfaction of the Committee that such consent is not necessary because such Spouse cannot be located; provided, further, however, that a Participant’s or Former Participant’s designation of a Beneficiary other than his or her Spouse may not be changed without the consent of his or her Spouse unless such Spouse in the consent hereinbefore referred to expressly consented to such Participant’s right to change the Beneficiary named therein without such Spouse’s further consent.  Any consent by a Spouse (or a determination that a Spouse cannot be located) under the preceding sentence shall be effective only with respect to such Spouse.  In the event that such a designation shall not be in force at the time of such payment, a Participant’s or Former Participant’s Beneficiaries shall be deemed to be (a) if he or she shall have a Spouse on the date of his or her death, such Spouse, or (b) if he or she shall not have a Spouse on such date, the executors or administrators of his or her estate.  If the benefit of a deceased Former Participant is payable to the executors or administrators of his or her estate, and no person shall qualify as such, then, the Committee may, but shall not be required to, treat the individuals who would be entitled to such benefit under the intestate laws of the State of such Former Participant’s domicile as such Participant’s Beneficiary.  A Participant's or Former Participant’s designation of a Beneficiary under the Hourly Plan shall remain in effect and apply to such Participant's or Former Participant’s Account under this Plan following the Merger unless and until such designation is changed, revoked or otherwise becomes ineffective hereunder.

1.17

Board.  The board of directors of the Company or any committee of said board of directors that shall have the authority of said board of directors with respect to the Plan, the Trust Agreement and the Trust.

1.18

Break Year.  (a) When such term is used in connection with determining the number of a person’s Credited Employment Years and his or her eligibility to participate in the Plan, an Employment Year of such person during which he or she shall have received credit for five hundred (500) Hours of Service or less, or (b) when such term is used in connection with determining the number of his or her Credited Vesting Years and his or her extent of vesting under the Plan, a Plan Year during which he or she shall have received credit for five hundred (500) Hours of Service or less.

1.19

Business Day.  A day on which the New York Stock Exchange is open for trading.

1.20

Change in Control.  The occurrence of any one or more of:

(a)

the election of one or more individuals to the board of directors of the Company which election results in one-third (1/3) of the directors of the Company consisting of individuals who have not been directors of the Company for at least two (2) years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by three-fourths (3/4) of the directors of the Company who have been directors of the Company for at least two (2) years;

(b)

the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation;

(c)

the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth (1/4), but less than one-half (1/2), of the shares of the Company having voting power for the election of directors, unless such sales or transfers have been approved in advance by three-fourths (3/4) of the directors of the Company who have been directors of the Company for at least two (2) years; or

(d)

the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half (1/2) of the shares of the Company having voting power for the election of directors.

For the purposes of this Section, (i) the term “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (ii) the term “Person” shall mean any individual, partnership, firm, trust, corporation or other similar entity and (iii) when two (2) or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

1.21

CKI.

Calvin Klein, Inc., a New York corporation.

1.22

Code.  The Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

1.23

Committee.  The group of individuals designated by the Board to act as such in accordance with the provisions of Section 11.03 who, in accordance with the provisions of Section 12.01, are charged with the responsibility for the administration of the Plan other than the responsibility with respect to the management and control of the assets of the Trust.

1.24

Compensation.  The total cash compensation paid by all Employers to a Participant during the calendar year with respect to which such term is used as reported on Form W-2, including commissions, overtime compensation, bonus payments, vacation pay, holiday pay and other paid leave, and additional cash compensation of every kind so paid, but exclusive of moving expenses, deferred compensation, benefit plan payments, imputed compensation, workers’ compensation, stay bonuses, sign-on bonuses and severance pay and determined without giving effect to (a) any Before Tax Contributions made by or on behalf of such Participant, (b) any contributions made by such Participant to a flexible spending arrangement as defined in Q & A 7 of proposed regulation section 1.125-2 promulgated under the provisions of section 125 of the Code or (c) any contributions made by such Participant to a qualified transportation fringe program under the provisions of section 132(f) of the Code; provided, however, that the Compensation of a Participant with respect to any Plan Year shall not exceed $150,000 ($200,000 for Plan Years beginning on and after January 1, 2002) as set forth in section 401(a)(17) of the Code and as adjusted with respect to the calendar year ending contemporaneously with such Plan Year as provided therein.

Notwithstanding anything contained herein to the contrary, in no event shall Compensation include any amounts that are paid to an individual with respect to services for which such individual is retained by the Company or any Affiliated Corporation as an independent contractor, even if it is subsequently determined that such individual should have been treated as an employee with respect to such services.

Notwithstanding anything contained herein to the contrary, effective for Plan Years beginning on and after January 1, 2006, “Compensation” shall not include any bonus amounts paid or payable pursuant to the Company’s Management Bonus Plan, Senior Management Bonus Plan or Long-Term Incentive Plan, or any other bonus arrangement of the Company, to a Participant who is eligible to participate in the Phillips-Van Heusen Corporation Supplemental Savings Plan.

Notwithstanding anything contained herein to the contrary, “Compensation” shall not include any amounts paid pursuant to the Company’s Long-Term Incentive Plan on or after July 1, 2006.

1.25

Contribution Limit.  Such amount as shall be chosen by the Committee or the Board with respect to the Plan Year with respect to which such term is used; provided, however, that the Contribution Limit with respect to any Plan Year shall not exceed $7,000 as set forth in section 402(g)(1) of the Code and as adjusted from time to time by the Secretary of the Treasury in accordance with section 415(d) of the Code.  Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2002, the “$7,000” amount in the previous sentence shall be replaced with the applicable dollar amount provided under section 402(g)(1) of the Code as in effect for such Plan Year ($11,000 for 2001).  Effective for Plan Years beginning on and after January 1, 2007, such dollar limit shall be adjusted for cost of living increases at the same time and in the same manner as prescribed under section 415(d) of the Code.

1.26

Contribution Percentage.  The percentage derived by dividing the Matching Contributions allocated to a Participant during a Plan Year by the Compensation of the Participant for such Plan Year.  Notwithstanding the foregoing, the Committee may, in its sole discretion, calculate a Participant’s Contribution Percentage for a Plan Year by taking into account any Matching Contributions and/or Additional Contributions allocated to the Participant for such Plan Year.

(a)

A Participant’s Contribution Percentage with respect to a Plan Year shall take the following amounts into account:  (i) Matching Contributions (and, if applicable, Before Tax Contributions) if they are (1) allocated to the Participant’s Account under the terms of the Plan as of any date within such Plan Year and (2) actually paid to the Trust no later than twelve (12) months after the close of such Plan Year; and (ii) Additional Contributions, if any, allocated to the Participant under the Plan.

(b)

The Contribution Percentage of a Highly Compensated Participant who is eligible to participate in the Plan and any Related Defined Contribution Plan to which employee contributions (as defined in Treasury Regulation § 1.401(m)-1(f)(6)) or matching contributions (as defined in Treasury Regulation § 1.401(m)-1(g)(12)) are made, is calculated by treating as one plan all such plans in which the Highly Compensated Participant is eligible to participate.

(c)

The Contribution Percentage of any Associate for a Plan Year who is directly or indirectly eligible to receive an allocation of Matching Contributions, including Matching Contributions derived from forfeitures (and, if applicable, eligible to make Before Tax Contributions and/or receive Additional Contributions) under the Plan shall be taken into account.  In the case of an eligible Associate described in the previous sentence on whose behalf no Matching Contributions (and, if applicable, Before Tax Contributions and/or Additional Contributions) are made with respect to a Plan Year, the Contribution Percentage for such Associate shall be zero.

1.27

Credited Employment Year.  An Employment Year of the person with respect to whom such term is used during which he or she shall have received credit for one thousand (1,000) Hours of Service or more; provided, however, that, if any person whose Vested Percentage is equal to zero shall incur a Qualifying Vesting Break, all Credited Employment Years theretofore credited to him or her shall thereafter be disregarded for all purposes of the Plan.

1.28

Credited Vesting Year.  A Plan Year (including a Plan Year commencing prior to October 1, 1981) during which an Associate or other person shall have received credit for one thousand (1,000) Hours of Service or more; provided, however, that, if neither the Plan Year in which an Associate or a person shall have become a Participant for the first time nor the preceding Plan Year shall be a Credited Vesting Year with respect to him or her, such first-mentioned Plan Year shall be deemed to be a Credited Vesting Year with respect to him or her; provided, further, however, that, if any Associate or person whose Vested Percentage is equal to zero shall incur a Qualifying Vesting Break, all Credited Vesting Years theretofore credited to him or her shall thereafter be disregarded for all purposes of the Plan.  An Associate shall be credited for Credited Vesting Years accumulated under the Hourly Plan prior to the Merger to the same extent that such Credited Vesting Years would have been credited under this Plan.

1.29

Crystal AIP Plan.  The Associates’ Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division) as in effect at the time with respect to which such term is used.

1.30

Crystal Effective Date.  October 1, 1997.

1.31

Domestic Relations Order.  Any judgment, decree or order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments or marital property rights to a Spouse, former spouse, child or other dependent of the Participant or Former Participant with respect to whom such term is used and (b) is made pursuant to a state domestic relations law (including a community property law).

1.32

Eligible Associate.  An Associate of an Employer (i) who shall be on the Employer’s U.S. payroll, (ii) who is not a resident of the Commonwealth of Puerto Rico, (iii) who is not a non-resident alien of the United States and (iv) who is not an Associate whose principal terms and conditions of employment are subject to the provisions of a collective bargaining agreement which does not provide for active participation in the Plan; provided, however, that no person who is employed by an Employer in a business operation which has been acquired, directly or indirectly, by such Employer from a third party shall be considered to be an Eligible Associate until the Board has determined that persons employed in such business operation shall be considered to be Eligible Associates; provided, further, however, that no Associate shall be deemed to be an Eligible Associate on any date if, in the opinion of counsel to the Company, the participation of such Associate in the Plan on such date would constitute a violation of the so-called “blue-sky” laws of any State; provided, further, however, that no person who is a “leased employee” of the Company or an Affiliated Corporation within the contemplation of section 414(n) of the Code shall be deemed to be an “Eligible Associate” for the purposes of the Plan.

1.33

Eligible Payor Plan.  Each of (a) an employee benefit plan which is qualified under section 401(a) of the Code and (b) an individual retirement account within the meaning of section 408(a) of the Code.

1.34

Eligible Receptacle Plan.  A defined contribution plan that is qualified under the provisions of section 401(a) of the Code that accepts rollover distributions within the meaning of section 402(c)(4) of the Code or an individual retirement account or individual retirement annuity that is qualified under the provisions of section 408 of the Code; provided, however, that when such term used with respect to the Spouse of a deceased Former Participant, such term shall refer only to an individual retirement account or individual retirement annuity that is qualified under the provisions of section 408 of the Code.

Notwithstanding anything herein to the contrary, effective for distributions on and after January 1, 2002, an Eligible Receptacle Plan also includes an annuity contract under section 403(b) of the Code, an individual retirement annuity under section 408(b) of the Code, and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or a political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  Furthermore, this definition of “Eligible Receptacle Plan” shall also apply in the case of a distribution made on or after January 1, 2002 to a surviving Spouse, or to a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order.

Notwithstanding anything contained herein to the contrary, effective for distributions made on or after January 1, 2007, an Eligible Receptacle Plan shall include an individual retirement plan described in clause (i) or (ii) of Section 402(c)(8)(B) of the Code with respect to an Eligible Rollout Distribution to an individual who is the designated beneficiary of a deceased Participant (but who is not the Participant’s surviving spouse).  Notwithstanding anything contained herein to the contrary, effective for distributions made on or after January 1, 2008, an Eligible Receptacle Plan shall include a "Roth IRA" within the meaning of Section 408A of the Code.

1.35

Eligible Rollout Distribution.  Any distribution of all or any portion of the credit balance in the Accounts of a Participant or Former Participant which distribution is other than (a) any distribution required under the provisions of section 401(a)(9) of the Code, (b) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to the PVH Common Stock), (c) a distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life or life expectancy of a Participant or Former Participant (or the joint lives or joint life expectancy of a Participant or Former Participant and his or her Beneficiary) or (ii) for a period of ten (10) years or more, or (d) effective for Plan Years beginning after January 1, 1999, a distribution which is a hardship withdrawal as defined in section 401(k)(2)(B)(i)(IV) of the Code and which is attributable to the Participant’s or Former Participant’s elective contributions as defined in Treasury Regulation 1.401(k)-1(d)(2)(ii).

Notwithstanding anything herein to the contrary, for distributions made on and after January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollout Distribution merely because such portion consists of After Tax Contributions; provided, however, that such portion may be transferred only to a defined contribution plan qualified under section 401(a) of the Code which accepts rollover contributions, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an individual retirement account or annuity described in section 408(a) or (b) of the Code, respectively, or an eligible plan under section 457 of the Code which agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in the distributee’s gross income and the portion of such distribution which is not so includible.

Notwithstanding anything contained herein to the contrary, a distribution made on or after January 1, 2007 to an individual who is the designated beneficiary of a deceased Participant (but who is not the Participant’s surviving spouse) shall be treated as an Eligible Rollout Distribution if the distribution is transferred via trustee-to-trustee transfer to an individual retirement plan described in clause (i) or (ii) of Section 402(c)(8)(B) of the Code.

1.36

Eligible Rollover Distribution.  Each of (a) a distribution referred to in section 402(c)(4) of the Code (including any amounts referred to in section 402(c)(6)(B) of the Code) and (b) an amount described in section 408(d)(3)(A)(ii) of the Code.

1.37

Employer.  The Company and each Affiliated Corporation that shall have adopted or shall be deemed to have adopted the Plan for the benefit of its Associates eligible to participate hereunder as provided in Article XIV hereof.  Effective February 12, 2003, CKI shall be an Affiliated Corporation that shall have adopted the Plan for the benefit of its Associates eligible to participate hereunder.  Appendix D hereto provides certain special terms applicable to Associates of CKI who were employed by CKI as of date of such Closing.  Effective January 1, 2008, PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. (collectively, “Superba”) shall each be an Affiliated Corporation that shall have adopted the Plan for the benefit of its Associates eligible to participate hereunder.  Appendix G hereto provides certain special terms applicable to Associates of Superba.

1.38

“Employment Commencement Date” means the date on which an Associate first performs an Hour of Service upon initial employment or, if applicable, upon reemployment.

1.39

Employment Year.  A period of twelve (12) consecutive months commencing on the first date on which the person with respect to whom such term is used shall have completed an Hour of Service or on the first day of any Plan Year commencing thereafter; provided, however, that, if one or more Employment Years of such person prior to the Employment Year with respect to which such term is used shall constitute a Break Year with respect to him or her, the term “Employment Year” (as applied to any period subsequent to such Break Year or Break Years) shall mean a period of twelve (12) consecutive months commencing on the first date on which such person shall have completed an Hour of Service after the completion of the last of such Break Years or on the first day of any Plan Year commencing thereafter.

1.40

Entry Date.  The first day of each calendar month; provided, however, that for purposes of Section 2.03 (regarding certain transferred or rehired Participants), Entry Date shall mean the first payroll period commencing after the date the Participant becomes an Eligible Associate following transfer or rehire.

1.41

Exchange Act.  The Securities Exchange Act of 1934 as in effect at the time with respect to which such term is used.

1.42

Former Participant.  A Former Participant shall mean (a) a person whose participation under the Plan or the Hourly Plan shall have terminated in accordance with the provisions of Section 10.01(c) or the corresponding provisions of the Pre-Amendment Plan or the Hourly Plan, and (b) on and after the Crystal Effective Date, a person who shall have been a former participant under the Crystal AIP Plan on the date immediately preceding the Crystal Effective Date.

1.43

Fund.  Each of (a) the PVH Fund and (b) each other separate investment fund which shall be established by the Trustee as provided in Sections 8.01(b) and 8.06(e).

1.44

Highly Compensated Associate.  An Associate shall be deemed to be a Highly Compensated Associate with respect to a Plan Year if (a) at any time during such Plan Year or the preceding Plan Year the Associate was a five percent (5%) owner of the Company and/or one or more Affiliated Corporations within the meaning of section 416(i)(1)(B) of the Code; or (b) the Associate received, during the preceding Plan Year, Compensation from the Company and/or any Affiliated Corporation in excess of the “Applicable 414(q) Limitation” for such Plan Year.  The “Applicable 414(q) Limitation” is the dollar amount set forth in section 414(q)(1) of the Code ($80,000 for Plan Years beginning on and after January 1, 1997), as adjusted at the same time and in the same manner as under section 415(d) of the Code.

1.45

Highly Compensated Participant.  A Highly Compensated Associate who is a Participant during all or any portion of the Plan Year with respect to which such term is used.

1.46

Holding Account.  The separate Account that the Committee is required to establish and maintain for the Company with respect to each Plan in accordance with the provisions of Section 7.07.

1.47

Hour of Service.  Each hour for which a person is either directly or indirectly compensated or entitled to be compensated by the Company and/or any Affiliated Corporation for the performance or non-performance of duties (for reasons such as, but not limited to, vacation, sickness and disability, irrespective of whether the employment or other relationship has terminated) and each hour not hereinbefore in this Section referred to for which back pay, irrespective of mitigation of damages, has either been awarded to such person or agreed to by the Company and/or any Affiliated Corporation (with such hours being credited to such person for the period in which such duties were performed, such non-performance of duties occurred or such award or agreement pertained); provided, however, that, when such term is used with respect to a person with respect to whom neither the Company nor any Affiliated Corporation maintains hourly employment records, or if the Company shall so determine with respect to a person or group thereof, such person or each member of such group shall receive credit for ten (10) Hours of Service for each day with respect to which he or she would have been credited with at least one Hour of Service if hourly employment records were maintained with respect to him or her or if the Company did not choose to use the alternative method of counting Hours of Service set forth in this Section; provided, further, however, that, when such term is used with respect to a person who has been granted a Maternity/Paternity Leave of Absence, (a) such person shall be credited, solely for the purpose of determining whether or not he or she has incurred a Break Year and not for any other purpose of the Plan, with eight (8) Hours of Service for each day of such leave with respect to which he or she does not receive Compensation, up to a maximum of five hundred and one (501) Hours of Service, and (b) if, but for the provisions of this proviso, such person would incur a Break Year with respect to the Employment Year or the Plan Year in which such leave commenced, such hours shall be credited to such Employment Year or Plan Year, as the case may be, or, if he or she would not incur such a Break Year, such hours shall be credited to the next succeeding Employment Year or Plan Year, as the case may be; provided, further, however, that when such term is used with respect to a person who has been granted a leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993, such person shall be credited, solely for purposes of determining whether or not such person has incurred a Break Year and not for any other purpose of the Plan, with the same number of Hours of Service for the period of such leave during which he or she does not receive compensation as he or she would have received if he or she had performed services for the Company or any Affiliated Corporation during such period. Hours of Service for a Predecessor Employer which becomes such after October 1, 1981 shall be deemed to be Hours of Service for the purposes hereof if and to the extent that the Board shall so determine.  Notwithstanding the foregoing provisions of this Section, if, under Regulation 2530.200b-2(b) and (c) promulgated by the Secretary of Labor under the authority of section 202 of the Pension Act, a person shall receive credit for a greater number of Hours of Service than he or she would receive under the provisions hereof, he or she shall receive credit for such greater number of Hours of Service.

1.48

Hourly Plan.  The PVH Associates Investment Plan for Hourly Associates, which was merged with and into this Plan in connection with the Merger.  To the extent that any portion of a Participant's or Former Participant's Account is effected by or attributable to transactions occurring prior to the Merger, such transactions (including without limitation contributions, allocations, distributions, withdrawals, assignments and loans), such transactions shall be governed by the terms of the Hourly Plan then in effect.

1.49

Initial Payment Date.

(a)

As used with respect to a Former Participant whose Termination Date shall be prior to his or her Normal Retirement Date, the Anniversary Date concurrent with or next succeeding the later of his or her attainment of age 70 or such other Valuation Date as he or she in his or her sole and absolute discretion shall determine, not earlier than the Valuation Date concurrent with his or her Termination Date and not later than his or her attainment of age 70.  If the credit balances in the Accounts of a Former Participant on the Valuation Date next succeeding his or her Termination Date shall be $5,000 or less, then the Initial Payment Date of such Former Participant shall be his or her Termination Date.  Notwithstanding the foregoing, with respect to an Initial Payment Date occurring prior to October 17, 2000, if the sum of a Former Participant’s credit balances in his or her Accounts exceeds $5,000 ($3,500 for Plan Years beginning before January 1, 1998) as of the date of his or her Termination Date, or has ever exceeded $5,000 ($3,500 for Plan Years beginning before January 1, 1998) as of the date of any prior distribution, the Former Participant must consent in writing to his or her Termination Date being his or her Initial Payment Date.  Notwithstanding anything contained herein to the contrary, effective for distributions occurring on and after March 28, 2005, $1,000 shall be substituted for $5,000 each place the latter appears in the foregoing paragraph.

(b)

As used with respect to a Participant whose Termination Date shall be on or subsequent to his or her Normal Retirement Date, such Valuation Date occurring on or after such Termination Date as the Participant may elect, but not later than his or her attainment of age 70.

(c)

As used with respect to the Beneficiary of a Former Participant, the Valuation Date concurrent with or next succeeding the date of such Former Participant’s death.

(d)

As used with respect to a QDRO Payee, such date as may be specified in, or determined under the provisions of, the applicable Qualified Domestic Relations Order or if no such date is so specified or so determinable, the earlier to occur of (a) the Initial Payment Date of his or her Originating Participant or (ii) the date on which his or her Originating Participant shall attain his or her fiftieth (50th) birthday but not later than the Required Beginning Date of his or her Originating Participant.

1.50

Investment Election.  An election made by a Participant in accordance with the provisions of Section 9.01 directing the investment of contributions made to his or her Accounts among the Funds.

1.51

Key Associate.  Any person who is a Participant at any time during the Plan Year with respect to which such term is used and who is described in section 416(i)(1) of the Code with respect to such Plan Year.

1.52

Leased Employee.  Any person who pursuant to an agreement between the Employer and any other person (the leasing organization) has performed services for the Employer on a substantially full time basis for a period of at least one year, and such services are (a) for Plan Years beginning after December 31, 1996, performed under the primary direction or control of the Employer or (b) for Plan Years ending before January 1, 1997, of a type historically performed in the business field of the Employer by employees.  Notwithstanding anything herein to the contrary, a Leased Employee shall not include an individual who performs services for the Employer if: (a) such individual is covered by a money purchase pension plan providing immediate participation, full vesting and a nonintegrated employer contribution rate of at least ten percent (10%) of Limitation Compensation, and (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s nonhighly compensated workforce.

1.53

Limitation Compensation.  The total cash compensation paid by the Company and all Affiliated Corporations (or, when such term is used in Section 4.03, all Section 415 Affiliates of the Company) to the Participant with respect to whom such term is used during the Plan Year with respect to which such term is used, as reported on Form W-2, including commissions, bonus payments and additional cash compensation of every other kind so paid and determined before giving effect to (a) any Before Tax Contributions made by or on behalf of such Participant with respect to such Plan Year, (b) any contributions made by such Participant to a flexible spending arrangement as defined in Q & A 7 of proposed regulation section 1.125-2 promulgated under the provisions of section 125 of the Code or (c) any contributions made by such Participant to a qualified transportation fringe program under the provisions of section 132 of the Code; provided, however, that the Limitation Compensation of a Participant with respect to a Plan Year shall not exceed $150,000 ($200,000 for Plan Years beginning on and after January 1, 2002) as set forth in section 401(a)(17) of the Code and as adjusted with respect to the calendar year ending contemporaneously with such Plan Year as provided therein.

1.54

Matching Contribution.  A contribution made by the Employers in accordance with the provisions of Section 4.01.

1.55

Matching Contribution Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.01.

1.56

Maternity/Paternity Leave of Absence.  An absence of the person with respect to whom such term is used from work for the Company and/or one or more Affiliated Corporations (whether as an Associate or Related Associate thereof) for any period (a) by reason of her pregnancy, (b) by reason of the birth of a child of such person, (c) by reason of the placement of a child with such person in connection with the adoption of such child by such person or (d) for purposes of care for such a child for a period beginning immediately following such birth or placement.

1.57

Maximum Before Tax Percentage.  The percentage equal to the greater of (a) the percentage which is one and one-quarter (1-1/4) times the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to the Plan Year with respect to which such term is used or (b) the percentage which is two (2) times the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and which is not more than two (2) percentage points higher than such last mentioned average.

1.58

Maximum Contribution Percentage.  The percentage equal to the greater of (i) the percentage which is one and one-quarter (1-1/4) times the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to a Plan Year or (ii) the percentage which is two (2) times the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and which is not more than two percentage (2%) points higher than such last mentioned average.

For Plan Years prior to January 1, 2002, if one or more Highly Compensated Participant(s) participated in both a cash or deferred arrangement and in a plan which must satisfy section 401(m)(2) of the Code, and if the sum of the Maximum Before Tax Contribution Percentages and Maximum Contribution Percentages of such Highly Compensated Participant(s) exceed the “Aggregate Limit,” then the Matching Contributions made on behalf of (and, if applicable, Before Tax Contributions made by) such Highly Compensated Participant(s) shall be reduced in the manner described in Section 5.01.

The “Aggregate Limit” is the greater of the percentages determined in accordance with the provisions of (a) or (b) below with respect to a Plan Year.  The Aggregate Limit is not exceeded if both the averages of the Before Tax Contribution Percentages and Contribution Percentages of Highly Compensated Participants do not exceed the averages of the Before Tax Contribution Percentages or Contribution Percentages, respectively, of Participants who shall not be Highly Compensated Participants, multiplied by one and one-quarter (1-1/4).

(a)

The sum of:  (i) one and one-quarter (1-1/4) times the greater of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to a Plan Year or (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (ii) two percentage (2%) points plus the lesser of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to a Plan Year or (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year.

(b)

The sum of (i) one and one-quarter (1-1/4) times the lesser of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to a Plan Year and (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (ii) two percentage (2%) points plus the greater of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to a Plan Year and (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year.

1.59

Merger.  The merger of the Hourly Plan with and into the Plan effective 11:59 p.m. on December 31, 2008.

1.60

Non-Key Associate.  An Associate who is not a Key Associate.

1.61

Non-Vested Percentage.  One hundred (100) minus the Vested Percentage of the Participant or Former Participant with respect to whom such term is used.

1.62

Normal Retirement Date.  The first day of the calendar month coinciding with or next preceding the sixty-fifth (65th) birthday of the Participant or Former Participant with respect to whom such term is used.

1.63

Original Payee.  That one of a Participant, Former Participant, QDRO Payee or Beneficiary who shall first be entitled to payments hereunder with respect to the benefits earned by such Participant or Former Participant hereunder.

1.64

Originating Participant.  The Participant or Former Participant from whom the rights under the Plan of the QDRO Payee with respect to whom such term is used shall have been derived as a result of a Qualified Domestic Relations Order.

1.65

Palm Beach Retirement Contributions Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.06.

1.66

Participant.  A person who shall have become a Participant in the Plan in accordance with the provisions of Article II and whose participation shall not have terminated in accordance with the provisions of Section 10.01(c) or the corresponding provisions of the Pre-Amendment Plan.

1.67

Payroll Authorization.  The authorization of the Participant with respect to whom such term is used referred to in Section 3.01 (a) as in effect at the time with respect to which such term is used.

1.68

Payroll Contribution.  A contribution by or on behalf of the Participant with respect to whom such term is used in accordance with the provisions of Section 3.01 and/or 3.02.

1.69

Pension Act.  The Employee Retirement Income Security Act of 1974 as in effect at the time with respect to which such term is used.

1.70

“Period of Service” means a period commencing on an Associate’s Employment Commencement Date and ending on the date such Associate first incurs a Severance from Employment Date.  Notwithstanding the foregoing, an Associate’s Period of Separation shall nevertheless be deemed to be a Period of Service if (a) such Associate incurred a Severance from Employment Date by reason of quit, discharge or retirement and the Associate then performs an Hour of Service within 12 months of the Severance from Employment Date, or (b) such Associate incurred a Severance from Employment Date by reason of quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and the Associate then performs an Hour of Service within 12 months of the date on which the Associate was first absent from service.

1.71

“Period of Separation” means a period commencing on an Associate’s Severance from Employment Date and ending on the date on which an Associate again performs an Hour of Service.

1.72

Permanent Disability.  A state of physical or mental incapacity of the Participant or Former Participant with respect to whom such term is used such that, in the opinion of the Committee based on receipt by the Committee of a disability award letter issued by the United States Social Security Administration or upon a medical certificate from a physician or physicians satisfactory to the Committee, such Participant or Former Participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his or her position with the Company and all Affiliated Corporations and such inability will be permanent and continuous during the remainder of his or her life; provided, however, that for purposes of Section 10.09(b), “Permanent Disability” shall mean a disability which, in the opinion of the Committee prevents a Participant from engaging in any substantial gainful activity and which is expected to be permanent or to result in death.

1.73

Plan Year.  A calendar year.

1.74

Pre-Amendment Plan.  The Plan, as in effect from time to time prior to the Amendment Date.

1.75

Predecessor Employer.  Any corporation, partnership or sole proprietorship whose business and/or assets shall have been directly or indirectly acquired by the Company or any of its Affiliated Corporations and which shall be denominated as such by the Board.

1.76

Primary Beneficiary.  That one of a Participant’s Beneficiaries who shall first be entitled to receive benefits hereunder in the event of the death of such Participant; provided, however, that, if such Participant shall have more than one Beneficiary who would qualify as his or her Primary Beneficiary, such term shall mean the oldest such Beneficiary.

1.77

Prior Valuation Date.  The Valuation Date next preceding the Valuation Date with respect to which such term is used.

1.78

Prohibited Plan.  Any qualified or non-qualified plan of deferred compensation maintained by the Company and/or one or more Affiliated Corporations, including, but not limited to, the Plan or any stock option, stock purchase or similar plan, or a cash or deferred arrangement which is a part of a cafeteria plan within the meaning of section 125 of the Code; provided, however, that (a) the mandatory employee portion of a defined benefit plan shall not be considered a Prohibited Plan and (b) a health or welfare benefit plan (including one which is a part of a cafeteria plan within the meaning of section 125 of the Code) shall not be considered a Prohibited Plan.

1.79

PVH Common Stock.  Shares of common stock of the Company.

1.80

PVH Fund.  The separate Fund referred to in Section 8.01(a).

1.81

QDRO Payee.  An alternate payee designated under a Qualified Domestic Relations Order.

1.82

Qualified Domestic Relations Order.  A Domestic Relations Order described in section 414(p)(1)(A) of the Code.

1.83

Qualifying Vesting Break.  A period of five (5) consecutive Break Years.

1.84

Related Associate.  Any person who is not a common law employee of the Company and/or one or more Affiliated Corporations but who is considered as employed thereby for, among other things, the anti-discrimination and vesting requirements of the Code by reason of the application of the provisions of sections 414(b) (relating to corporations under common control), 414(c) (relating to other entities under common control), 414(m) (relating to affiliated service groups), 414(n) (relating to employee leasing) and 414(o) (relating to separate organizations, employee leasing or other arrangements) of the Code.

1.85

Related Defined Benefit Plan.  Any plan (whether or not theretofore terminated) maintained by the Company and/or any Affiliated Corporation which is qualified under the provisions of section 401(a) of the Code and a defined benefit plan within the meaning of section 414(j) of the Code.

1.86

Related Defined Contribution Plan.  Any plan that is or has been maintained by the Company and/or any Affiliated Corporation (or, for the purposes of Section 5.06, any Section 415 Affiliate) that is a qualified plan within the meaning of section 401(a) of the Code and a defined contribution plan within the meaning of section 414(i) of the Code.

1.87

Required Beginning Date.

(a)

The Anniversary Date occurring in the calendar year in which a Participant shall attain the age of seventy and one-half (70½) if such Participant shall be a five percent (5%) owner of the Company and/or one or more Affiliated Companies within the meaning of section 416 of the Code at any time during the calendar year in which such Anniversary Date shall occur.

(b)

The Valuation Date concurrent with or next succeeding the date on which such Participant shall retire if such Participant shall not have retired prior to his attainment of age seventy and one-half (70½) and if he or she shall not be a five percent (5%) owner of the Company and/or more Affiliated Corporations within the meaning of section 416 of the Code during the calendar year in which such Participant shall attain age seventy and one-half (70½); provided, however, that a Participant who shall have attained his or her Required Beginning Date under the terms of the Plan or the Hourly Plan as in effect prior to January 1, 1997 and who shall be employed by the Company and Affiliated Corporations on January 1, 1997 shall be permitted to elect to no longer be deemed to have attained his or her Required Beginning Date until such time as he or she retires from the Company and Affiliated Corporations; provided, further, however, that if a Participant who shall not be a five percent (5%) owner of the Company and/or more Affiliated Corporations within the meaning of section 416 of the Code during the calendar year in which such Participant shall attain age seventy and one-half (70½) attains the age of seventy and one-half (70½) after the calendar year ending on December 31, 1996, but before the calendar year ending December 31, 1999, and if such Participant shall not have retired prior to his or her attainment of age seventy and one-half (70½), then, such Participant shall be permitted to elect to be deemed to have attained his or her Required Beginning Date on the Anniversary Date occurring in the calendar year in which such Participant attains age seventy and one-half (70½).

1.88

Rollover Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.05.

1.89

Rollover Contribution.  A payment made to the Trustee in accordance with the provisions of Section 6.01 or 6.02.

1.90

Secretary’s Limitation Amount.  The dollar amount referred to in section 415(c)(1)(A) of the Code as adjusted with respect to the calendar year ending contemporaneously with the Plan Year with respect to which such term is used as provided therein.  Such dollar amount shall be $30,000 ($40,000 for Plan Years beginning on and after January 1, 2002).

1.91

Section 415 Affiliate.  A corporation or other trade or business that would be an Affiliated Corporation of the Company if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” each place it appears in section 1563(a)(1) of the Code.

1.92

Section 16(b) Participant.  Any Participant whose purchases and sales of the PVH Common Stock are subject to the provisions of section 16(b) of the Exchange Act.

1.93

“Severance from Employment Date” means the earlier of (a) the date on which an Associate quits, retires, is discharged or dies; or (b) the first anniversary of the first date of a period in which an Associate remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

1.94

Spouse.  The person who shall be the lawfully wedded husband or wife of the Participant or Former Participant with respect to whom such term is used as determined under the laws of the state of his or her domicile at the time such term is used; provided, however, that a former spouse who shall be a QDRO Payee shall be treated as a Spouse to the extent provided under a Qualified Domestic Relations Order; provided, further, however, that, unless otherwise provided under a Qualified Domestic Relations Order, if a Participant or Former Participant is legally separated from his or her Spouse or if a Participant or Former Participant has been legally abandoned (within the meaning of the laws of the state in which such Participant or Former Participant shall be domiciled) and such Participant or Former Participant has a court order to such effect, then, such person shall not be deemed to be the Spouse of such Participant or Former Participant.

1.95

Stock Payment Election.  An election by a Participant or Former Participant to receive a distribution of his or her benefits attributable to those of his or her Accounts which shall be a part of the PVH Fund in the form of shares of the PVH Common Stock.

1.96

Taxable Year.  The fiscal year of the Company for Federal income tax purposes within the meaning of section 441(b) of the Code.

1.97

Termination Date.  The date as of which the participation of the Former Participant with respect to whom such term is used shall have terminated in accordance with the provisions of Section 10.01(c).

1.98

Top Heavy Contribution.  A contribution made by the Employers with respect to a Plan Year in accordance with the provisions of Section 4.03.

1.99

Top Heavy Year.  Any Plan Year in which the Plan, any Related Defined Benefit Plan and any Related Defined Contribution Plan are together considered to be “Top Heavy,” with such determination being made (a) with respect to the Plan, as of the Anniversary Date occurring during the preceding Plan Year, (b) with respect to any Related Defined Benefit Plan or Related Defined Contribution Plan, as of the “Determination Date” occurring in the same calendar year as the date on which such determination is made with respect to the Plan and (c) with respect to all such plans, as of the Anniversary Date occurring during the preceding Plan Year.  The Plan is “Top Heavy” with respect to a Plan Year if any of the following conditions exists:  (a) if the “Top Heavy Ratio” for the Plan exceeds sixty percent (60%) and the Plan is not part of any “Required Aggregation Group” or “Permissive Aggregation Group” of plans; (b) if the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%); or (c) if the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).  Certain terms used in this paragraph are defined in Section 4.05.  In determining the present value of cumulative accrued benefits referred to in section 416(g)(1)(A)(i) of the Code, the present value of the cumulative accrued benefits under each of the Related Defined Benefit Plans shall be determined on the basis of a seven and one-half percent (7-½%) per annum interest assumption compounded annually and mortality based upon the 1971 Group Annuity Mortality Table for Males set back six (6) years for females.  Solely for the purpose of determining whether a Plan Year is a Top Heavy Year, in determining the accrued benefits of any Participant who is not a Key Associate, (i) any method that for accrual purposes applies uniformly under all Related Defined Benefit Plans shall be used or (ii) if there is no such uniform method, the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code shall be used.

Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2002, the adjusted value of the Account balance of any Associate as of the date for which top-heaviness is being determined shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with such Plan under section 416(g)(2) of the Code during the 1-year period ending on such date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

1.100

Transferable Account.  A Matching Contribution Account that shall have been designated as a transferable account under the Plan as in effect immediately prior to July 1, 1995.

1.101

Trust.  The trust created by and under the Trust Agreement.

1.102

Trust Agreement.  The agreement between the Company and the Trustee pursuant to which the Trust is established and maintained, as such agreement may be amended from time to time.

1.103

Trustee.  If such term is used with respect to any time prior to November 15, 1999, Wachovia Bank; if such term is used with respect to the period between November 15, 1999 and March 27, 2002, State Street Bank and Trust Company; and if such term is used with respect to the period between March 28, 2002 and September 28, 2006, U.M.B. Bank, N.A.; and if such term is used with respect to the period between September 29, 2006 and May 13, 2007, Nationwide Trust Company, FSB.  Effective May 14, 2007, the Trustee shall be Charles Schwab Trust Company or any successor trustee acting under the Trust Agreement at the time with respect to which such term is used.

1.104

Trust Fund.  All property held by the Trustee under the Trust Agreement at the time with respect to which such term is used.

1.105

Valuation Date.  The term “Valuation Date” shall mean the last Business Day of a calendar month; provided, however, that, effective July l, 2000, for purposes of Sections 8.01, 8.03 and 9.02, the term “Valuation Date” shall mean each Business Day.

1.106

Value.  (a) As used generally, fair market value, and (b) as used with respect to a share of the PVH Common Stock and with respect to any date, (i) the closing sales price of a share of such common stock on the New York Stock Exchange on such date or (ii) if there is no sale of such common stock on such exchange on such date, the average of the bid and asked prices on such exchange at the close of trading on such date.

1.107

Vested Account.  Each of the separate Accounts that the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.04.

1.108

Vested Percentage.

(a)

If such term is used with respect to any date prior to April 1, 1999, (i) if the Participant or Former Participant with respect to whom such term is used shall have received credit for five (5) or more Credited Vesting Years as of the date with respect to which such term is used, one hundred (100), and (ii) if the Participant or Former Participant with respect to whom such term is used shall not have received credit for five (5) or more Credited Vesting Years as of the date with respect to which such term is used, zero; provided, however, that in the event that any Plan Year which shall begin prior to April 1, 1999 shall be a Top Heavy Year, then, the Vested Percentage of a Participant or Former Participant shall be determined in accordance with the provisions of the following Table:

Number of Credited

Vesting Years

Vested Percentage

0

0%

1

0%

2

20%

3

40%

4

60%

5 or more

100%

(b)

If such term is used with respect to any date on or after April 1, 1999 but prior to January 1, 2008, the Vested Percentage of a Participant or Former Participant shall be determined in accordance with the provisions of the following Table:

Number of Credited

Vesting Years

Vested Percentage

0

0%

1

0%

2

25%

3

50%

4

75%

5 or more

100%

(c)

If such term is used with respect to any date on or after January 1, 2008, the Vested Percentage of a Participant or Former Participant shall be determined in accordance with the provisions of the following table:

Number of Credited Vesting Years	Vested Percentage
Less than two	0%
Two or more	100%

Notwithstanding the foregoing provisions of this Section to the contrary, the Vested Percentage of a Participant who shall attain his or her Normal Retirement Date while in the employ (whether as an Associate or Related Associate) of the Company and/or an Affiliated Corporation, or whose said employment shall have terminated by reason of his or her death or Permanent Disability, shall be one hundred (100); provided, further, that in the event that the Vested Percentage of a Participant or Former Participant who was a participant or former participant in the Crystal AIP Plan on the date immediately preceding the Crystal Effective Date would be greater if calculated under the provisions of the Crystal AIP Plan as in effect on such date, then such higher Vested Percentage shall be used.

Notwithstanding anything contained herein to the contrary, in the event that a Participant's employment with the Company and/or an Affiliated Corporation is terminated as a result of either (i) the discontinuance of production at the Los Angeles manufacturing facility operated by the Company's Neckwear Group with respect to products offered by the Neckwear Group's Superba Division, or (ii) a reduction in force announced by the Company in January 2009, the Vested Percentage of such Participant shall be one hundred (100).

1.109

Withdrawal.  A payment made to a Participant or Former Participant in accordance with the provisions of Section 10.02, 10.04, or 10.12.

ARTICLE II

Eligibility, Participation

2.01

Participants as of the Restatement Date.  Each person who (i) shall be an Eligible Associate of one or more Employers, and (ii) shall have been a participant under the Plan on December 31, 2008, shall continue to be a Participant in the Plan on January 1, 2009.  Each person who (i) shall be an Eligible Associate of one or more Employers, and (ii) shall have been a participant under the Hourly Plan on December 31, 2008, shall be a Participant in the Plan on January 1, 2009.

2.02

General Participation Rule.

(a)

Each person (other than a Participant described in Section 2.01 or a Former Participant) shall be eligible to become a Participant in the Plan on the Entry Date coincident with or next following the date on which he or she (a) shall be an Eligible Associate, (b) shall have completed an Employment Year which shall be a Credited Employment Year, and (c) shall have attained his or her twenty-first (21st) birthday.

(b)

Notwithstanding anything herein to the contrary, each Eligible Associate shall be eligible to become a Participant in the Plan on the earlier of the Entry Date set forth in Section 2.02(a) or the Entry Date coincident with or next following the date he or she shall have (a) attained his or her twenty-first (21st) birthday, and (b) completed a Period of Service of ninety (90) days during which he or she was scheduled to work at least twenty (20) hours per week (disregarding any reduction in scheduled hours due to a leave of absence, vacation, illness or other similar circumstances).

2.03

Participation Rule with Respect to Transferred and Rehired Associates.  Each person who, on the Amendment Date or any Entry Date thereafter,

(a)

shall become an Eligible Associate, and

(b)

(i) shall be a Former Participant, or (ii) shall, on one or more Entry Dates prior to such first mentioned Entry Date, have been an Associate of the Company and/or of one or more Affiliated Corporations and not an Eligible Associate and shall have become eligible to participate in accordance with Section 2.02, shall be eligible to become a Participant on such first mentioned Entry Date in the Plan or on any Entry Date thereafter on which he or she shall be an Eligible Associate; provided, however, that if any person whose Vested Percentage is zero shall incur a Qualifying Vesting Break, such person shall no longer be considered a Former Participant for purposes of this Section 2.03.  Each other Associate who is rehired by an Employer shall be treated as a new Associate and shall be required to satisfy the requirements of Section 2.02 to become eligible to participate in the Plan.

2.04

Election to Participate.  Each person who shall be eligible to become a Participant in the Plan on any date and who shall, at such time on or prior to such date as shall be prescribed by the Committee, file with the Company his or her election to do so, shall become a Participant in the Plan on such date.

ARTICLE III

Payroll Authorizations, Payroll Contributions

3.01

Payroll Authorization

(a)

Initial Payroll Authorization.  Subject to such conditions as the Committee may at any time and from time to time determine, each Participant who shall be an Eligible Associate and who shall desire to make contributions to the Plan shall file with the Company his or her authorization to his or her Employer to withhold, and to pay to the Trustee, as such Participant’s Payroll Contribution to the Plan, the percentage therein specified, which shall be

(i)

in the case of a Participant who shall not be a Highly Compensated Participant, one percent (1%) to twenty-five percent (25%) (in whole percentage increments), or

(ii)

in the case of a Participant who shall be a Highly Compensated Participant, one percent (1%) to such percent as the Committee shall from time to time determine, not in excess of twenty-five percent (25%) (in whole percentage increments), of such Participant’s Compensation from such Employer during those periods with respect to which such Payroll Authorization shall be in effect.  A Payroll Authorization in effect under the Pre-Amendment Plan or the Hourly Plan immediately prior to the Amendment Date shall, subject to the limitations herein set forth, continue in effect hereunder.  A Payroll Authorization shall not be effective earlier than the first payroll period beginning on the date coincident with or next following the Participant’s Entry Date.

Notwithstanding anything herein to the contrary, (a) the Payroll Contributions of a Participant who is eligible to participate in the Phillips-Van Heusen Corporation Supplemental Savings Plan (the "Supplemental Plan") shall be limited to twenty-five percent (25%) of his or her Compensation; and (b) any Payroll Authorization of an Associate who is also a Participant in the Supplemental Plan shall be made prior to the Plan Year for which it is to become effective and shall be irrevocable for that Plan Year.

(b)

Amendments of Payroll Authorization.  Subject to such conditions as the Committee may at any time and from time to time determine and the limitations set forth in Section 3.01(a), each Participant who shall be an Eligible Associate may at any time file with the Company an amendment of such Participant’s Payroll Authorization as then in effect which shall provide that his or her Employer shall withhold, and shall pay to the Trustee, as such Participant’s Payroll Contribution, the percentage therein specified, which shall be

(i)

in the case of a Participant who shall not be a Highly Compensated Participant, one percent (1%) to twenty-five percent (25%) (in whole percentage increments), or

(ii)

in the case of a Participant who shall be a Highly Compensated Participant, one percent (1%) to such percent as the Committee shall from time to time determine, not in excess of twenty-five percent (25%) (in whole percentage increments), of such Participant’s Compensation from such Employer during those periods with respect to which such modified Payroll Authorization shall be in effect that shall be different than the percentage provided in such Participant’s Payroll Authorization in effect at the time of the filing of such modification.  Any such modification shall become effective as promptly as shall be administratively feasible after the date on which the Company receives it.  If any Participant who shall not have been a Highly Compensated Participant with respect to a Plan Year shall become a Highly Compensated Participant with respect to the succeeding Plan Year, and if such Participant shall have had a Payroll Authorization in effect with respect to such preceding Plan Year with respect to more than the percentage of his or her Compensation in effect with respect to such succeeding Plan Year under clause (ii) of this Section 3.01(b) of his or her Compensation, then, on the first day of such succeeding Plan Year, he or she shall be deemed to have filed an amendment of his or her Payroll Authorization as theretofore in effect which reduces the percentage therein specified to such percentage so specified.

Notwithstanding anything herein to the contrary, a Participant who is a participant in the Supplemental Plan (defined above) may not amend his or her Payroll Authorization during a Plan Year.

(c)

Suspensions of Payroll Authorization.  Subject to such conditions as the Committee may at any time and from time to time determine, each Participant who shall be an Eligible Associate may at any time file with the Company a suspension of such Participant’s Payroll Authorization as then in effect which shall provide that his or her Employer shall not withhold, or pay to the Trustee, as such Participant’s Payroll Contribution to the Plan, any portion of such Participant’s Compensation from such Employer during those periods with respect to which such suspension shall be in effect.  Any such suspension shall become effective as promptly as shall be administratively feasible after the date on which the Company receives it.  Subject to such conditions as the Committee may at any time and from time to time determine and the limitations set forth in Sections 3.01(a), 10.01(b) and 10.05, each Participant who shall be an Eligible Associate may at any time file with the Company a new Payroll Authorization, which new Payroll Authorization shall become effective as promptly as shall be administratively feasible after the date on which it is received by the Company.

(d)

Limitations on Contributions.  Notwithstanding the foregoing provisions of this Section 3.01, no Participant’s Payroll Contributions with respect to any Plan Year shall exceed the Contribution Limit with respect to such Plan Year.

(e)

Company Suspension of Contributions.  Notwithstanding the foregoing provisions of this Section 3.01, if and to the extent that the Company believes that it is necessary or advisable in order to facilitate passage by the Plan of the tests provided for in Section 5.01 and 5.02, the Company may suspend Payroll Contributions by Highly Compensated Participants for such period or periods of time as the Company shall determine.

(f)

Catch-Up Contributions.  Effective for Plan Years beginning on and after January 1, 2004, Participants who are eligible to make Payroll Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such catch-up contributions.

(g)

Automatic Enrollment.  Notwithstanding anything contained herein to the contrary, each Associate whose Employment Commencement Date is on or after September 2, 2006 shall be deemed to have authorized a Payroll Contribution equal to three percent (3%) of his or her Compensation, effective for the first payroll period beginning on the date coincident with or next following the Participant’s Entry Date; provided, however, that before the date that such person becomes a Participant, the Committee shall provide such person with notice of such deemed authorization and a reasonable opportunity to change his or her Payroll Contribution percentage (including to zero percent).  Subject to such payroll or other administrative limitations as the Committee may prescribe, the Payroll Contribution percentage of such a Participant shall automatically be increased by one percent (1%) of his or her Compensation, effective with respect to the first payroll period commencing on or about each date (the “Annual Adjustment Date”) applicable to such Participant’s work location as set forth on Appendix F hereto; provided, however, that no automatic increase shall be made for a Participant on a particular Annual Adjustment Date if such Annual Adjustment Date occurs within 90 days after either the date that the Participant commenced participation in the Plan or the date of the most recent automatic increase in the Participant’s Payroll Contribution percentage under this Section 3.01(f).  In no event, however, shall such a Participant’s Payroll Contribution percentage be automatically increased to more than ten percent (10%).  The Committee shall provide each such Participant with reasonable advance notice of each such increase and an opportunity to change his or her Payroll Contribution percentage (including to zero percent).

Within a reasonable period before the commencement of each Plan Year, the Administrator shall provide each Associate who is eligible to participate in the Plan for such Plan Year a written notice that explains (i) his or her right not to make Payroll Contributions (or to change his or her Payroll Contribution percentage (including to zero percent)), and (ii) how his or her Accounts will be invested in the absence of any investment election by such Associate.  Such notice shall be provided in accordance with the requirements of section 401(k)(13)(E) of the Code and regulations promulgated thereunder.

Notwithstanding anything contained in the Plan to the contrary, an Associate who is deemed to have authorized a Payroll Contribution pursuant to this Section 3.01(f) may, no later than ninety (90) days after the date of the first Payroll Contribution made pursuant to such deemed authorization, elect to withdraw his or her Participant Contributions made prior to the effective date of such election (adjusted for any earnings or losses attributable thereto).  Any Matching Contributions relating to such Participant Contributions shall be forfeited.  This paragraph shall be administered in conformity with the provisions of section 414(w) of the Code and regulations promulgated thereunder.

(h)

Automatic Contribution Increases.  Effective for Plan Years beginning on and after January 1, 2007, each Participant may elect to have his or her Payroll Contribution percentage automatically increased by one percent (1%), such increases to be effective, subject to such payroll or other administrative limitations as the Committee may prescribe, at such times as such Participant shall designate.  In the event that a Participant fails to designate the times when his or her automatic increases are to become effective, the effective dates of such increases shall be determined in accordance with such procedures as the Committee may establish.  All elections and designations made by Participants hereunder shall be made in such form and manner as the Committee shall require.  Nothing contained herein shall preclude a Participant from amending or suspending his or her Payroll Contribution percentage in accordance with Sections 3.01(b) and (c).

3.02

Withholding and Payment of Payroll Contributions to Trustee; Credits to Accounts.  Each Employer shall withhold from the Compensation of each Participant during each period with respect to which there shall be a Payroll Authorization of such Participant in effect the percentage or portion of the Compensation of such Participant specified in such Payroll Authorization.  As of, and on or as promptly as shall be administratively feasible (but no later than the latest date permissible under the Code, the Pension Act or any rule or regulation promulgated thereunder) after, the Valuation Date occurring in the calendar month in which such withholding shall occur, (a) such Employer shall pay to the Trustee the aggregate amount of such Employer’s said withholdings with respect to such calendar month and (b) the Committee shall credit the amounts so paid to the Trustee with respect to each Participant to the Before Tax Accounts of such Participant in the Plan in accordance with his or her Investment Election as then in effect and the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.  Notwithstanding the foregoing provisions of this Section 3.02, no Employer shall withhold any amounts from the Compensation otherwise payable to any Participant on any date on which a registration statement with respect to the Plan shall not be in effect under the Securities Act of 1933, as amended.

3.03

Additional Contributions.

(a)

As of, and on or as promptly as shall be administratively feasible after, each Anniversary Date, the Employers may, if and to the extent that the Company shall determine, pay to the Trustee, as the Employers’ Additional Contribution to the Plan with respect to the Plan Year in which such Anniversary Date shall occur, such amount, if any, as the Company in its sole and absolute discretion shall determine and in such proportions as the Company shall reasonably determine; if such Additional Contribution shall be made, it shall be made at such time or times, not later than the time prescribed by the Code for the filing of the Company’s federal income tax return for its Taxable Year with or within which such Plan Year shall end, including extensions of such time, as the Company shall so determine.

(b)

Upon the receipt of the Additional Contribution, if any, with respect to any Plan Year, the Committee shall, as of the Anniversary Date occurring during such Plan Year, allocate the same to and among those persons who shall not be Highly Compensated Participants with respect to such Plan Year and who shall be Eligible Associates of one or more Employers and Participants in the Plan on such Anniversary Date, in such amount as is determined by the Company to be necessary to ensure that the Before Tax Percentage of the Participants who shall be Highly Compensated Participants with respect to such Plan Year does not exceed the Maximum Before Tax Percentage with respect to such Plan Year.  Such Additional Contribution shall be allocated first to those Participants with the lowest Before Tax Percentage with respect to such Plan Year and thereafter to those Participants with the next lowest Before Tax Percentage with additional amounts so allocated until the aforementioned Maximum Before Tax Percentage is not exceeded with respect to such Plan Year.  The Committee shall, as of such Anniversary Date, credit to the Before Tax Accounts in the Plan of each of the Participants who shall have received an allocation of a portion of the Additional Contribution with respect to such Plan Year in accordance with the provisions of clause (i) of this Section 3.03(b), the amount so allocated to him or her in accordance with his or her Investment Election as then in effect, and the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.

3.04

Distribution of Excess Before Tax Contributions.  Notwithstanding the provisions of Section 3.01(d), if the total Before Tax Contributions of any Participant made to the Plan and any other employees’ trust described in section 401(a) of the Code during any Plan Year shall exceed the Contribution Limit with respect to such Plan Year, and if such Participant shall notify the Committee not later than March 1 of the following Plan Year (or such later date as the Committee may determine) of the portion of such excess which he or she elects to allocate to the Plan, the Committee shall (a) (i) direct the Trustee to distribute to such Participant, not later than the April 15th following the end of such Plan Year, the amount of such excess so allocated to the Plan plus or minus the income or loss, if any, allocable to such amount with respect to the Plan Year in which such Before Tax Contribution was made (as determined in accordance with the provisions of Section 5.03) and (ii) as of the Anniversary Date next preceding the date of such distribution, charge the amount thereof to his or her Before Tax Accounts in proportion to the Before Tax Contributions credited thereto with respect to such Plan Year and (b) as of such Anniversary Date, (i) treat the Matching Contributions attributable to such excess plus or minus the income or loss, if any, allocable to such Matching Contributions with respect to the Plan Year in which such Matching Contributions were made (as determined in accordance with the provisions of Section 5.03) as a forfeiture and (ii) charge the amount of such forfeiture to his or her Matching Contribution Accounts in proportion to the Matching Contributions credited thereto with respect to such Plan Year and credit the same to the Company’s Holding Account in the Plan and the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.

ARTICLE IV

Employers’ Contributions

4.01

Employers’ Obligation to Make Matching Contributions.  As of, and on or as promptly as shall be administratively feasible after, each Valuation Date, the Employers shall pay to the Trustee, in such proportions as the Company shall reasonably determine, as the Employers’ Matching Contribution with respect to the calendar month in which such Valuation Date shall occur, the amount which, together with the amount equal to the credit balance in the Company’s Holding Accounts as of such Valuation Date, will enable the Committee to credit to the Matching Contribution Accounts of each Participant whose Payroll Contribution shall have been paid to the Trustee by his or her Employer as of such Valuation Date a Matching Contribution in an amount equal to the amount set forth in Section 4.02.

4.02

Credit of Matching Contributions to Accounts.  As of, and on or as promptly as shall be administratively feasible after, each Valuation Date, the Committee shall credit a Matching Contribution to the Matching Contribution Accounts of each Participant in the Plan who shall have made a Payroll Contribution as of such Valuation Date.  If such Valuation Date shall be prior to April 1, 1999, such Matching Contribution shall be in an amount equal to fifty percent (50%) of such Participant’s Payroll Contribution that shall not exceed six percent (6%) of his or her Compensation as of such Valuation Date.  If such Valuation Date shall be on or after April 1, 1999 but prior to January 1, 2008, such Matching Contribution shall be in an amount equal to one hundred percent (100%) of such Participant’s Payroll Contribution which shall not exceed two percent (2%) of his or her Compensation as of such Valuation Date and twenty five percent (25%) of such Participant’s Payroll Contribution which shall exceed two percent (2%) of his or her Compensation but shall not exceed six percent (6%) of his or her Compensation as of such Valuation Date; provided, however, that Matching Contributions shall not be made with respect to catch-up contributions described in Section 3.01(f).  If such Valuation Date shall be on or after January 1, 2008, such Matching Contribution shall be in an amount equal to one hundred percent (100%) of such Participant’s Payroll Contribution which shall not exceed one percent (1%) of his or her Compensation as of such Valuation Date and fifty percent (50%) of such Participant’s Payroll Contribution which shall exceed one percent (1%) of his or her Compensation but shall not exceed six percent (6%) of his or her Compensation as of such Valuation Date.  If such Valuation Date shall be prior to April 1, 1999, the Committee shall credit such Matching Contribution to each such Participant’s Matching Contribution Account in the PVH Fund.  If such Valuation Date shall be on or after April 1, 1999, the Committee shall credit such Matching Contribution to each such Participant’s Matching Contribution Accounts in accordance with his or her Investment Election as then in effect. As of each Valuation Date, the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.  Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2005, the Employers shall make, and the Committee shall credit to affected Matching Contribution Accounts, an additional Matching Contribution (referred to as a “true-up” Matching Contribution) to the extent necessary to ensure that the aggregate Matching Contributions for a Plan Year credited to each Participant’s Matching Contribution Account is equal to one hundred percent (100%) of such Participant’s Payroll Contribution which shall not exceed two percent (2%) of his or her Compensation for the Plan Year and twenty five percent (25%) of such Participant’s Payroll Contribution which shall exceed two percent (2%) of his or her Compensation for the Plan Year but shall not exceed six percent (6%) of his or her Compensation for the Plan Year.

4.03

Employers’ Obligation to Make Top Heavy Contributions.  As of each Anniversary Date occurring in a Plan Year which shall be a Top Heavy Year, the Employers shall pay to the Trustee, in such proportions as the Company shall reasonably determine, as the Employers’ Top Heavy Contribution with respect to the Plan Year in which such Anniversary Date shall occur, the amount which will enable the Committee to credit to the Matching Contribution Accounts of each person who shall be a Participant and an Eligible Associate of one or more Employers on such Anniversary Date, who shall not be a Key Associate with respect to such Plan Year and who shall either not have been a participant in any Related Defined Benefit Plan or any Related Defined Contribution Plan during all or any portion of such Plan Year or shall have been such a participant but shall not have accrued the minimum benefit required by the provisions of section 416(b) of the Code, in the case of any Related Defined Benefit Plan, or shall not have been allocated the minimum amount required by the provisions of section 416(c) of the Code, in the case of any Related Defined Contribution Plan, an amount equal to the excess, if any, of three percent (3%) of his or her Limitation Compensation (determined without regard to sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code) with respect to such Plan Year over the aggregate of the amounts credited to his or her Matching Contribution Accounts as of Valuation Dates (including such Anniversary Date) occurring during such Plan Year in accordance with the provisions of Section 4.02.  Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2002, in determining a Participant’s top-heavy benefit years, if any, service with an Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Associate or former Key Associate.

A person who is eligible for a Top Heavy Contribution in accordance with the previous paragraph shall receive such contribution if he or she satisfies the conditions described therein, even if (a) such person becomes a Participant but subsequently fails to complete at least one thousand (1,000) Hours of Service, (b) such person is excluded from participation in the applicable Plan merely because his or her Compensation is less than a stated amount or (c) such person is excluded from participation from the Plan merely because of a failure to make Before Tax Contributions; provided, however, that no Top Heavy Contribution shall be required for any Non-Key Associate who also participates in a money purchase pension plan or target benefit pension plan maintained by the Company or an Affiliated Corporation which provides for a top heavy contribution to such Non-Key Associate and which is included with the Plan in a Required Aggregation Group (see Section 4.05 for definitions).

4.04

Credit of Top Heavy Contributions to Accounts.  As of, and on or as promptly as shall be administratively feasible after, each Anniversary Date, the Committee shall credit the amounts so paid to the Trustee with respect to each Participant who shall be eligible to receive an allocation of the Top Heavy Contribution to the Matching Contribution Accounts of such Participant in the Plan the amount determined with respect to him or her in accordance with the provisions of Section 4.03 and, (a) if such contribution shall be credited prior to April 1, 1999, the Committee shall direct the Trustee to make appropriate entries to the PVH Fund and the Plan; and (b) if such contribution shall be credited on or after April 1, 1999, the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan in accordance with such Participant’s Investment Election as then in effect.  The Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan or another plan under which the minimum contribution requirement must be met.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

4.05

Top Heavy Definitions.

(a)

The “Top Heavy Ratio” for a Plan Year shall be determined in accordance with the following provisions:

(i)

If the Company or any Affiliated Corporation maintains the Plan and one or more Related Defined Contribution Plan(s) (including any simplified employee pension plan) and neither the Company nor any Affiliated Corporation has maintained any Related Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of the account balances of all Key Associates as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder.  Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

(ii)

If the Company or any Affiliated Corporation maintains the Plan and one or more Related Defined Contribution Plan(s) (including any simplified employee pension plan) and the Company or any Affiliated Corporation maintains or has maintained one or more Related Defined Benefit Plan(s) which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Related Defined Contribution Plan(s) for all Key Associates, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated Related Defined Benefit Plan(s) for all Key Associates as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Related Defined Contribution Plan(s) for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the Related Defined Benefit Plan(s) for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder.  The accrued benefits under a Related Defined Benefit Plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

(iii)

For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the Anniversary Date occurring during the preceding plan year of the applicable plan(s), except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a Related Defined Benefit Plan.  The account balances and accrued benefits of a Participant (1) who is a Non-Key Associate but who was a Key Associate in a prior year, or (2) who has not been credited with at least one Hour of Service with the Company or an Affiliated Corporation at any time during the 5-year period ending on the Determination Date will be disregarded.  The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  The accrued benefit of a participant other than a Key Associate shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all Related Defined Benefit Plan(s) or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(b)

A “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other Related Defined Benefit Plan or Related Defined Contribution Plan, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(c)

A “Required Aggregation Group” shall mean (i) the Plan and each Related Defined Benefit Plan or Defined Contribution Plan in which at least one Key Associate participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other Related Defined Benefit or Contribution Plan which enables a plan described in (i) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(d)

A “Determination Date” for any Plan Year subsequent to the first Plan Year, shall mean the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that Plan Year.

ARTICLE V

Testing and Limitation

It is intended that the Plan constitute a “qualified automatic contribution arrangement” within the meaning of Section 401(k)(13)(B) of the Code for Plan Years beginning after December 31, 2007.  Accordingly, for any Plan Year that the Plan constitutes such a “qualified automatic contribution arrangement”, Sections 5.01 and 5.02 below shall not be effective.

5.01

Aggregate Limitation.

(a)

Notwithstanding the provisions of Section 4.02, the sum of the Matching Contributions made on behalf of (and, if applicable, Before Tax Contributions contributed by) Participants who shall be Highly Compensated Participants with respect to a Plan Year shall not exceed the Adjusted Maximum Contribution Percentage of his or her Compensation with respect to such Plan Year.

(b)

(i)

The Committee shall calculate with respect to each Plan Year the “Excess Aggregate Contribution Amount.”  The “Excess Aggregate Contribution Amount” is the amount, if any, by which the Matching Contributions made on behalf of (and, if applicable, Before Tax Contributions contributed by) each Participant who shall be a Highly Compensated Participant with respect to such Plan Year shall exceed the Adjusted Maximum Contribution Percentage of his or her Compensation with respect to such Plan Year.

The Excess Aggregate Contribution Amount shall be calculated in the following manner:  (1) by determining the amount of Matching Contributions (and, if applicable, Before Tax Contributions) of the Highly Compensated Participant(s) with the highest Contribution Percentage which would have to be reduced to cause such Highly Compensated Participant(s)’ Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Participant(s) with the next highest Contribution Percentage; (2) by repeating the process in (1), if necessary, until the average Contribution Percentage of Highly Compensated Participants does not exceed the Adjusted Maximum Contribution Percentage; and (3) by totaling these hypothetical reductions multiplied, in each case, by the respective Compensation of the Highly Compensated Participant(s) affected by the operation of this Section 5.01(b).

(ii)

The Committee shall direct the Trustee to distribute and/or forfeit (to the extent forfeitable) the Excess Aggregate Contribution Amount not later than the March 15th following the end of such Plan Year in the following manner:

(1)  The Matching Contributions (and, if applicable, Before Tax Contributions) of the Highly Compensated Participant(s) who shall have the greatest aggregate Matching Contributions (and, if applicable, Before Tax Contributions) with respect to a Plan Year shall be reduced in the proportions set forth in Section 5.01(c) so that the Matching Contribution allocated to (and, if applicable, Before Tax Contributions made by) such Highly Compensated Participant(s) shall equal the Matching Contributions allocated to (and, if applicable, Before Tax Contributions made by) the Highly Compensated Participant(s) who shall have made the next greatest aggregate Matching Contributions (and, if applicable, Before Tax Contributions) with respect to such Plan Year, and an amount equal to the amount of such reduction(s) shall be distributed and/or forfeited (to the extent forfeitable) with respect to such Highly Compensated Participant(s).  The amount so forfeited shall in no event exceed the Excess Aggregate Contribution Amount.

(2)  If the Excess Aggregate Contribution Amount shall exceed the amount distributed and/or forfeited in accordance with the provisions of Section 5.01(b)(ii)(1), then further reductions shall be made in accordance with the provisions of Section 5.01(b)(ii)(1) until such time as the Matching Contributions so distributed and/or forfeited (or, with respect to Before Tax Contributions, distributed) shall equal the Excess Aggregate Contribution Amount.

(c)

With respect to any Highly Compensated Participant to whom Matching Contributions are required to be distributed and/or forfeited in accordance with the provisions of Section 5.01(b), (i) the Vested Percentage of his or her Matching Contributions (determined as of the Anniversary Date next preceding the date of such distribution) shall be distributed to such Participant and (ii) the balance thereof shall be forfeited by such Highly Compensated Participant and credited to the Company’s Holding Account in the Plan.

The Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan in accordance with this Section 5.01.

(d)

Any amount distributed and/or forfeited under this Section 5.01 shall be adjusted to include the income or loss, if any, allocable to such amount with respect to a Plan Year, as determined in accordance with the provisions of Section 5.03 and shall be reduced by any excess.

5.02

Section 401(k) Limitation.

(a)

Notwithstanding the provisions of Section 3.01, the Before Tax Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Participant with respect to such Plan Year (as determined after application of the provisions of Section 5.01) shall not exceed the Adjusted Maximum Before Tax Percentage of his or her Compensation with respect to such Plan Year.

(b)

If the Before Tax Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Participant with respect to such Plan Year (as determined after the application of the provisions of Section 5.01) shall exceed the Adjusted Maximum Before Tax Percentage of his or her Compensation with respect to such Plan Year, the Committee shall direct the Trustee to distribute to such Participant, the amounts so calculated no later than the March 15th following the end of such Plan Year in the following manner:

(i)

The Before Tax Contributions with respect to such Plan Year of the Highly Compensated Participant who shall have made the greatest Before Tax Contribution with respect to such Plan Year (or, in the event that more than one Highly Compensated Participant shall have made Before Tax Contributions of an equal amount, the Before Tax Contributions of each such Highly Compensated Participant) shall be reduced so that the Before Tax Contribution of such Highly Compensated Participant (or Highly Compensated Participants, as the case may be) shall equal the Before Tax Contributions with respect to such Plan Year of the Highly Compensated Participant (or Highly Compensated Participants, as the case may be) who shall have made the next greatest Before Tax Contributions with respect to such Plan Year, and an amount equal to the amount of such reduction (or reductions, as the case may be) shall be distributed to such Highly Compensated Participant (or Highly Compensated Participants, as the case may be); provided, however, that the amount distributed shall in no event exceed an amount equal to the amount calculated in accordance with the provisions of this Section 5.02(b)(i);

(ii)

If the amount so calculated in accordance with the provisions of Section 5.02(b)(i) shall exceed the amount distributed to such Highly Compensated Participant (or Highly Compensated Participants, as the case may be) in accordance with the provisions of Section 5.02(b)(i), then further reductions shall be made in accordance with the provisions of this Section 5.02(b)(ii) until such time as the amount distributed shall equal the amount calculated in accordance with the provisions of Section 5.02(b)(i);

(iii)

The amount to be distributed under this Section 5.02(b) (such amount, the “Excess Contribution Amount”) shall be calculated in the following manner: (1) by determining the amount of Before Tax Contributions of the Highly Compensated Participant(s) with the highest Before Tax Percentage which would have to be reduced to cause such Highly Compensated Participant(s)’ Before Tax Percentage to equal the Before Tax Percentage of the Highly Compensated Participant(s) with the next highest Before Tax Percentage; (2) by repeating the process in (1), if necessary, until the average Before Tax Percentage of the Highly Compensated Participants does not exceed the Adjusted Maximum Before Tax Percentage; and (3) by totaling these hypothetical reductions multiplied, in each case, by the respective Compensation of the Highly Compensated Participant(s) affected by the operation of this Section 5.02(b).

(c)

Any corrective excess deferrals (within the meaning of Treasury Regulation § 1.402(g)-1(e)(3)) distributed to a Highly Compensated Participant for a taxable year shall be reduced by any Excess Contribution Amounts previously distributed to such Highly Compensated Participant under this Section 5.02 for the Plan Year beginning with or within such Highly Compensated Participant’s taxable year.  Any Excess Contribution Amount distributed to a Highly Compensated Participant under this Section 5.02 shall be (i) adjusted to include the income or loss, if any, allocable to that amount with respect to the Plan Year with respect to which such Before Tax Contribution was made (as determined in accordance with the provisions of Section 5.03) and (ii) reduced by any corrective distribution of excess deferrals (within the meaning of Treasury Regulation § 1.402(g)-1(e)(3)) received by such Highly Compensated Participant for his or her taxable year ending in the same Plan Year.

(d)

The Committee shall direct the Trustee as of the Anniversary Date next preceding the date of such distribution to charge the amount of any such distribution to the Before Tax Contribution Accounts of any Highly Compensated Participant who shall receive distributions in accordance with the provisions of Section 5.02(b)(i), and direct the Trustee to make appropriate entries to the Funds and the Plan.

(e)

If all or any portion of the Before Tax Contributions made by any Participant with respect to any Plan Year are distributed to such Participant in accordance with the provisions of Section 5.02(b)(i), any Matching Contributions allocated to such Participant with respect to such Plan Year in accordance with the provisions of Section 4.02 with respect to such Before Tax Contributions plus or minus the income or loss, if any, allocable thereto with respect to such Plan Year (as determined in accordance with the provisions of Section 5.03) shall be forfeited and the Committee shall, as of the Anniversary Date occurring during such Plan Year, charge the amount thereof to his or her Matching Contribution Accounts and credit such amount to the Company’s Holding Account in the Plan and the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.

5.03

Determination of Allocable Gains and Losses.

(a)

If the Committee shall be required to determine the amount of income or loss allocable to any amounts (“Refund Amounts”) which are required to be distributed to (or forfeited by) any Participant from any Account with respect to any Plan Year in accordance with the provisions of Sections 3.04, 5.01(d), 5.02(b) and/or 5.02(c), the Committee may use any reasonable method for computing such income or loss for a Plan Year, provided that the method does not violate section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts.  The Plan will not fail to use a reasonable method for computing the income allocable to Refund Amounts merely because such income is determined on a date that is no more than seven days before the date of distribution.

(b)

Without limitation of the foregoing, the Committee may allocate income to Refund Amounts attributable to excess Before Tax Contributions of a Participant for a Plan Year by multiplying the income for the Plan Year allocable to such Participant’s Before Tax Contributions for the Plan Year by a fraction, the numerator of which is the amount of such excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of (x) the Participant’s Account balance attributable to Before Tax Contributions as of the beginning of the Plan Year, and (y) any additional Before Tax Contributions for the Plan Year.

(c)

Refund Amounts for a Plan Year shall be adjusted for any income or loss between the end of the Plan Year and the date of distribution (the “gap period”).  The Committee may allocate income accrued during the gap period by using one of the following methods:

(i)

by deeming the income or loss allocable to Refund Amounts for a Plan Year to be equal to 10% of the income allocable to such Refund Amounts for the Plan Year (determined under paragraph (b) above), multiplied by the number of calendar months that have elapsed since the end of the Plan Year to which such Refund Amounts relate.  For purposes of calculating the number of calendar months that have elapsed under this method, a corrective distribution that is made on or before the 15th day of a month shall be treated as made on the last day of the preceding month and a distribution made after the 15th day of a month shall be treated as made on the last day of the month.

(ii)

by applying the method set forth in paragraph (b) above to the aggregate of the Plan Year and the gap period in the manner set forth in Treasury Regulation §1.401(k)-2(b)(2)(iv)(E).

5.04

Disaggregation Rule.  If and to the extent that the Participants in the Plan are included in a unit of Associates covered by a collective bargaining agreement, (i) the provisions of Section 3.03(a) shall, if and to the extent that the Company in its sole and absolute discretion shall so determine, be applied separately with respect to such Associates and all other Associates and (ii) the provisions of Sections 5.01 and 5.02 shall be applied separately with respect to such Associates and all other Associates.

5.05

Ordering Rules with Respect to the Application of Limitation and Testing Provisions.  In giving effect to the application of the provisions of Sections 3.04, 4.04, 5.01, 5.02, and 5.06 (including the defined terms used therein), the Committee shall follow the procedures set forth below:

(a)

The provisions of Section 3.03 (dealing with Additional Contributions) shall first be applied.

(b)

The provisions of Section 4.04 (dealing with Top Heavy Contributions) shall then be applied.

(c)

The provisions of Section 3.04 (dealing with Before Tax Contributions in excess of the 402(g) limit) shall then be applied.

(d)

The provisions of Section 5.06 (dealing with aggregate allocations in excess of the 415(c) limit) shall then be applied.

(e)

The provisions of Section 5.01 (dealing with the 401(m) aggregate limitation) shall then be applied.

(f)

The provisions of Section 5.02 (dealing with the 401(k) limitation) shall then be applied.

5.06

Section 415(c) Limitations.  Notwithstanding the provisions of Sections 3.01 and 4.02, the sum of the Before Tax Contributions of any Participant with respect to any Plan Year plus the amount of any Matching Contributions, Additional Contributions and Top Heavy Contributions allocated to such Participant with respect to such Plan Year shall not exceed an amount equal to the excess, if any, of the lesser of (a) twenty-five percent (25%) of such Participant’s Limitation Compensation with respect to such Plan Year and (b) the Secretary’s Limitation Amount with respect to such Plan Year over the aggregate amount of the contributions and forfeitures allocated to such Participant under any Related Defined Contribution Plan with respect to the plan year thereof ending with or within such Plan Year.  Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2002, the sum of the Before Tax Contributions of any Participant with respect to any Plan Year plus the amount of any Matching Contributions, Additional Contributions and Top Heavy Contributions allocated to such Participant with respect to such Plan Year shall not exceed an amount equal to the excess, if any, of the lesser of (a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code or (b) 100% of the Participant’s Limitation Compensation within the meaning of section 415(c)(3) for the Plan Year, over the aggregate amount of the contributions and forfeitures allocated to such Participant under any Related Defined Contribution Plan with respect to the plan year thereof ending with or within such Plan Year.

Except as otherwise provided in Section 5.07, if the limitations provided in the previous paragraph shall be exceeded with respect to a Participant as a result of an any allocation of forfeiture or a reasonable error in estimating his or her Compensation, or in determining the amount of his or her Before Tax Contributions, then the allocation in excess of such limitations shall be credited to the Company’s Holding Account in the Plan until the succeeding Valuation Date and disposed of in accordance with the provisions of Section 4.01.

5.07

Mistake in Fact.  In the event that, through a mistake in fact within the meaning of section 403(c)(2)(A) of the Pension Act, a contribution, or a part thereof, is made as of any date which is in excess of the amount set forth in, or calculated in accordance with the provisions of, the Plan, such contribution, or part thereof, shall be returned to the Employers upon receipt of a notice from the Company with regard to such mistake in fact within one year after the payment of such contribution.

5.08

QNECs and QMACs.

(a)

Notwithstanding anything contained in the Plan to the contrary, the Employers may, in their discretion, make a “Qualified Non-elective Contribution” (“QNEC”) and/or a “Qualified Matching Contribution” (“QMAC”), each as defined in paragraph (d) below, for a Plan Year on behalf of Participants for such Plan Year who are not Highly Compensated Employees (“Eligible Participants”), which contributions shall be taken into account in determining the Before Tax Percentages and/or the Contribution Percentages of such Eligible Participants; provided, however, that QNECs and QMACs shall not be taken into account for purposes of satisfying Section 5.02 to the extent that such contributions are taken into account for purposes of satisfying Section 5.01.  QNECs shall be allocated to the Before Tax Contribution Accounts of Eligible Participants in accordance with paragraph (b) below.  QMACs shall be allocated to a QMAC Accounts of such Eligible Participants in accordance with paragraph (c) below.

(b)

QNECs for a Plan Year shall, at the election of the Company, be allocated to the Before Tax Contribution Accounts of Eligible Participants using one of the following methods:

(i)

the allocation on behalf of each Eligible Participant will be equal to the total amount of QNECs for the Plan Year multiplied by the ratio of such Eligible Participant’s Compensation for the Plan Year to the aggregate Compensation of all Eligible Participants for the Plan Year;

(ii)

the allocation on behalf of each Eligible Participant will be equal to the total amount of QNECs for the Plan Year multiplied by the ratio of such Eligible Participant’s Before Tax Contributions for the Plan Year to the aggregate Before Tax Contributions of all Eligible Participants for the Plan Year;

(iii)

the allocation on behalf of each Eligible Participant will be equal to a dollar amount that is the same for all Eligible Participants; or

(iv)

any other allocation method permitted by Treasury Regulations.

Notwithstanding the foregoing, QNECs for a Plan Year shall not be taken into account for purposes of this Section 5.08 to the extent that any such QNEC on behalf of any Eligible Participant exceeds the product of that Eligible Participant’s Compensation multiplied by the greater of (i) 5% or (ii) two times the Representative Contribution Rate.

(c)

QMACs for a Plan Year shall, at the election of the Company, be allocated to the QMAC Accounts of Eligible Participants using one of the following methods:

(i)

the allocation on behalf of each Eligible Participant will be equal to the total amount of QMACs for the Plan Year multiplied by the ratio of such Eligible Participant’s Compensation for the Plan Year to the aggregate Compensation of all Eligible Participants for the Plan Year;

(ii)

the allocation on behalf of each Eligible Participant will be equal to the total amount of QMACs for the Plan Year multiplied by the ratio of such Eligible Participant’s Before Tax Contributions for the Plan Year to the aggregate Before Tax Contributions of all Eligible Participants for the Plan Year; or

(iii)

any other allocation method permitted by Treasury Regulations.

(d)

For purposes of the foregoing, the following terms shall have the assigned meanings:

(i)

The “Representative Contribution Rate” for a Plan Year shall be equal to the lowest Applicable Contribution Rate of any Eligible Participant among a group of Eligible Participants that consists of half of all Eligible Participants for such Plan Year (or, if greater, the lowest applicable contribution rate of any Eligible Participant in the group of all Eligible Participants for such Plan Year and who is employed by an Employer on the last day of the Plan Year).

(ii)

The “Applicable Contribution Rate” for an Eligible Participant is the sum of the QNECs and QMACs taken into account for the Eligible Participant for the Plan Year, divided by the Eligible Participant’s Compensation for the same period.

(iii)

“QNECs” shall mean contributions made by the Employer and allocated to a Participant’s Before Tax Account that are non-forfeitable when made and distributable only in accordance with the distribution and withdrawal provisions of the Plan that apply to Before Tax Contributions.

(iv)

“QMACs” shall mean matching contributions made by the Employer and allocated to a Participant’s QMAC Account.  QMACs shall be treated as though they were Before Tax Contributions for purposes of the distribution and withdrawal provisions of the Plan and shall be non-forfeitable when made.

ARTICLE VI

Rollovers; Transfers

6.01

Rollover Contributions.  Subject to the provisions of Section 6.04 and to such conditions as the Committee may from time to time determine, if any Eligible Associate shall receive an Eligible Rollover Distribution, such Eligible Associate may, upon prior written notice to the Committee and within sixty (60) days of his or her receipt of such Eligible Rollover Distribution, transfer all or any portion thereof to the Trustee to be held by it subject to all of the terms and conditions of the Plan and the Trust Agreement; provided, however, that the amount of such transfer shall not exceed the amount determined in accordance with the provisions of section 402(c)(2) of the Code; provided, further, however, that, prior to April 1, 1999, this Section shall not apply to any Eligible Rollover Distribution to an Eligible Associate who shall have attained the age of seventy and one-half (70½) in or prior to the Plan Year during which such distribution is received by him or her.

Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2002, the Plan will accept Rollover Contributions from an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state.  In addition, notwithstanding anything herein to the contrary, an Eligible Rollover Distribution shall not include any amount that consists of after-tax contributions.

6.02

Plan to Plan Transfers.  Subject to the provisions of Section 6.04 and to such conditions as the Committee may from time to time determine, if any Eligible Associate shall be entitled to receive an Eligible Rollover Distribution, and if such Eligible Associate shall be entitled to, and shall, direct the Eligible Payor Plan and the Committee shall so approve, the Trustee shall, at the direction of the Committee, accept from such Eligible Payor Plan a transfer of all or such portion thereof as such Participant shall so determine, to be held by the Trustee subject to all of the terms and conditions of the Plan and the Trust Agreement; provided, however, that the amount of such transfer shall not exceed the amount determined in accordance with the provisions of section 402(c)(2) of the Code; provided, further, however, that, prior to April 1, 1999, this Section shall not apply to any Eligible Rollover Distribution to an Eligible Associate who shall have attained the age of seventy and one-half (70½) in or prior to the Plan Year during which such distribution is received by him or her.

6.03

Credit of Rollover Contributions to Accounts.  If the Trustee shall receive any cash and/or property referred to in Sections 6.01 or 6.02, the Committee shall, as of the Valuation Date concurrent with or next succeeding the date of such receipt, credit the value thereof on the date of such receipt to the Rollover Accounts of such transferring Associate in the Plan in accordance with his or her Investment Election as then in effect and direct the Trustee to effect corresponding entries to the Funds and the Plan.  Such transfer shall be effected prior to crediting any other contributions or Account Rebalancing Elections to such Associate’s Accounts as of such Valuation Date.

6.04

Committee Requirement With Respect to Rollovers.  The Committee may require, as a condition of the acceptance by the Trustee of any cash and/or property referred to in Sections 6.01 or 6.02, the delivery to the Committee of such evidence as the Committee shall determine that such cash and/or property is as described in said Sections 6.01 or 6.02 and the age of such Participant.

6.05

Participation.  An Eligible Associate making a Rollover Contribution prior to becoming a Participant hereunder shall be deemed to be a Participant for all purposes of the Plan except for the purposes of Articles III and IV hereof.

ARTICLE VII

Accounts; Domestic Relations Orders; Credits and Charges

7.01

Matching Contribution Accounts.  The Committee shall establish on its books a separate Matching Contribution Account in the Plan with respect to each Fund for each Participant and Former Participant and shall maintain each such Account at all times while there shall be a credit balance therein.

7.02

After Tax Accounts.  The Committee shall establish on its books a separate After Tax Account in the Plan with respect to each Fund for each Participant or Former Participant who shall have made an After Tax Contribution prior to July 1, 1995 and shall maintain each such Account at all times while there shall be a credit balance therein.  The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

7.03

Before Tax Accounts.  The Committee shall establish on its books a separate Before Tax Account with respect to each Fund for each Participant or Former Participant who shall at any time have made (or be deemed to have made) a Before Tax Contribution hereunder and shall maintain each such Account at all times while there shall be a credit balance therein.  The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable, regardless of the age and service of the Participant, and whether or not the Participant is employed on a specific date.

7.04

Vested Accounts.  The Committee shall establish on its books a separate Vested Account with respect to each Fund for each Participant and Former Participant whose Vested Percentage shall exceed zero and shall maintain each such Account at all times while there shall be a credit balance therein.  The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

7.05

Rollover Accounts.  The Committee shall establish on its books a separate Rollover Account with respect to each Fund for each Participant who shall at any time have effected a Rollover Contribution hereunder and shall maintain each such Account at all times while there shall be a credit balance therein.  The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

7.06

Palm Beach Retirement Contributions Account.  On the Crystal Effective Date the Committee shall establish on its books a separate Palm Beach Retirement Contributions Account with respect to each Participant who shall have had such an account under the Crystal AIP Plan in effect immediately prior to the Crystal Effective Date.  The credit balance in each such Account shall be equal to the credit balance in each such account under the Crystal AIP Plan as in effect immediately prior to the Crystal Effective Date and shall at all times be one hundred percent (100%) vested and non- forfeitable.

7.07

Holding Account.  The Committee shall establish and maintain on its books a separate Holding Account for the Company which shall be a part of the PVH Fund and which shall be used to hold the forfeitures attributable to Former Participants until the disposition thereof as provided in Article IV hereof.

7.08

Segregated Accounts with Respect to Qualified Domestic Relations Orders.  If any Participant or Former Participant shall become subject to the provisions of a Domestic Relations Order which is served upon the Committee, then, notwithstanding any other provisions hereof to the contrary, the Committee shall, as of, and on or as promptly as shall be administratively feasible after, the Valuation Date concurrent with or next succeeding the date of its receipt of such Domestic Relations Order,

(a)

if the Committee shall have theretofore determined that such Domestic Relations Order is a Qualified Domestic Relations Order, transfer from such Participant’s or Former Participant’s Accounts to the corresponding Accounts of the QDRO Payee under such Domestic Relations Order the amount required to be so transferred and thereafter treat the same as if such QDRO Payee were his or her Originating Participant with respect thereto except to the extent otherwise specifically provided herein or thereunder, or

(b)

if the Committee shall not have theretofore determined that such Domestic Relations Order is a Qualified Domestic Relations Order, transfer from such Participant’s or Former Participant’s Accounts to a segregated account to be maintained by the Committee and disposed of as provided in Section 7.09 any amounts then payable hereunder to such Participant or Former Participant and which would be required to be so transferred or paid to such QDRO Payee if such Domestic Relations Order were determined to be a Qualified Domestic Relations Order, and, in either case, the Committee shall make appropriate credits and charges to such Accounts and direct the Trustee to make appropriate entries to the Funds and the Plan.

7.09

Account Credits and Charges Resulting from Qualified Domestic Relations Order; Segregated Accounts.  Each segregated account referred to in Section 7.08 shall be disposed of as follows:

(a)

If the Committee shall, within eighteen (18) months of its receipt of the Domestic Relations Order as a result of which such segregated account was established, determine that such Domestic Relations Order is a Qualified Domestic Relations Order, the Committee shall, as promptly as shall be administratively feasible after the date of such determination, cause an amount equal to the credit balance in such segregated account to be paid to the QDRO Payee named therein.

(b)

If the provisions of Section 7.09(a) shall not be applicable, then, the Committee shall, as promptly as shall be administratively feasible after its determination that such Domestic Relations Order is not a Qualified Domestic Relations Order or the expiration of the eighteen (18) month period referred to in Section 7.10(a), as the case may be, cause an amount equal to the credit balance in such segregated account to be paid to such Participant or Former Participant.

7.10

Effect of Qualified Domestic Relations Orders.  If the Committee shall be served with a Domestic Relations Order which is timely determined to be a Qualified Domestic Relations Order, the Committee shall, as of the Valuation Date concurrent with or next succeeding the date of such determination, charge to the Accounts of the Participant or Former Participant referred to therein and credit to the corresponding Accounts of the QDRO Payee thereunder in accordance with his or her Investment Election as then in effect the amount required to be transferred thereby, and thereafter treat the same as if such QDRO Payee were his or her Originating Participant with respect thereto except to the extent otherwise specifically provided herein or thereunder.

7.11

General Account Credits and Charges.  Except as otherwise provided in Section 5.05, the Committee shall make the credits and charges to the Accounts specifically provided for herein, and such other credits and charges to such Accounts as may be necessary or desirable in order to correct errors in the administration of the Plan and to carry out the intent and meaning of the Plan and the Trust Agreement and such credits and charges shall be made in such order as shall be necessary or desirable in order to carry out the intent and meaning of the Plan and the Trust Agreement.

7.12

Qualified Military Service.  Notwithstanding any provision in the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE VIII

Trust Fund, General

8.01

Funds.

(a)

The Trustee shall establish and maintain the PVH Fund, the value of which as of each Valuation Date shall be equal to the aggregate of the credit balances in the Company’s Holding Accounts and the respective Accounts which shall be a part of such Fund of the Participants and Former Participants as of such Valuation Date and the assets of which shall be invested by the Trustee in accordance with the terms of the Trust Agreement in shares of the PVH Common Stock and in such short-term obligations and other so-called money-market investments as shall be authorized by the Trust Agreement.

(b)

The Trustee shall establish and maintain such other Funds as shall be determined by the Company with such investment objectives as shall be established by the Company and the value of each Fund as of each Valuation Date shall be equal to the aggregate of the credit balances in the respective Accounts which shall be a part of such Fund of the Participants and Former Participants as of such Valuation Date and the assets of which shall be invested by the Trustee in accordance with the provisions of the Trust Agreement and in furtherance of such objectives.

8.02

Trust Requirement.  The Trustee shall hold each contribution and all other sums and all other property at any time received or acquired by it under the Trust Agreement in trust for the uses and purposes herein and therein set forth and shall allocate the same to the Funds in accordance with the provisions of the Investment Elections and Account Rebalancing Elections of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and to the Plan in accordance with the directions of the Committee.

8.03

Allocation of Gains and Losses.  As of each Valuation Date, the Committee shall determine (a) the value of each Fund exclusive, in the case of the PVH Fund, of any amounts credited to the Company’s Holding Accounts as of the Prior Valuation Date, and (b) the credit balances on the Prior Valuation Date in the respective Accounts (other than, in the case of the PVH Fund, the Company’s Holding Accounts) which shall be a part of such Fund of the Participants and Former Participants who shall be Participants or Former Participants on such Valuation Date and who shall have been Participants or Former Participants on the Prior Valuation Date.  If the value of such Fund so determined shall exceed the total of such credit balances, the amount of such excess shall be allocated to, and credited to such respective Accounts of, such Participants and Former Participants, pro rata to the respective credit balances in said Accounts on the Prior Valuation Date.  If the total of such credit balances shall exceed the value of such Fund so determined, the amount of such excess shall be allocated to, and charged to such respective Accounts of, such Participants and Former Participants, pro rata to the respective credit balances in said Accounts on the Prior Valuation Date.

8.04

Spendthrift Provision.  The sole interest of each Participant and Former Participant and their respective QDRO Payees and Beneficiaries under the Plan shall be to receive the benefits provided for in the Plan and the Trust Agreement as and when the same shall become due and payable in accordance with the terms hereof, and neither any Participant nor any Former Participant nor any of their respective QDRO Payees or Beneficiaries shall have any right, title or interest in or to the Trust Fund or any other moneys or other properties at any time held by the Trustee under the Trust Agreement.  Except as otherwise provided in section 401(a)(13)(B) of the Code, the right of any Participant or Former Participant or any QDRO Payee or Beneficiary of any Participant or Former Participant to receive or have applied to his or her use any payment becoming due under the Plan shall not be subject to alienation or assignment.

8.05

Pass Through Voting.  Each Participant and Former Participant shall have the right to direct the Trustee as to the manner in which shares of PVH Common Stock allocated to his or her Account as of the record date (the “Allocated Voting Shares”) are to be voted on each matter brought before an annual or special meeting of stockholders of the Company.  Before each meeting of stockholders, the Trustee (or its delegate) shall furnish to each Participant and Former Participant a copy of the proxy solicitation material, together with a statement of the number of Allocated Voting Shares of such Participant or Former Participant and a form requesting directions on how such Allocated Voting Shares shall be voted on each such matter.  Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of Allocated Voting Shares, unless the Trustee determines that such directions were improper.  The directions received by the Trustee from Participants and Former Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Corporation.  To the extent that the Trustee does not receive directions from a Participant or Former Participant as to the voting of his or her Allocated Voting Shares at least two days before the date of the meeting of stockholders to which the vote relates, the Trustee shall vote such Allocated Voting Shares in the same proportion as Allocated Voting Shares for which the Trustee has received directions are to be voted.

8.06

Procedure With Respect to Tender Offers.  In the event that a tender or exchange offer is made for, or a request is made for an invitation for tender or exchange of, the shares of PVH Common Stock (an “Offer”) to which the provisions of section 13(e) or section 14(d) of the Exchange Act shall apply, then, the Trustee shall accept and/or reject such Offer solely on the following terms and conditions:

(a)

Upon receipt by the Trustee of any offer statement or other offer material (within the meaning of Rule 13e-4 or Rule 14d-1 under the Exchange Act) (“Material”), the Trustee (or its delegate) shall deliver, or cause to be delivered, to each Participant and Former Participant, (i) a copy of such Material and (ii) a statement of the number of shares of the PVH Common Stock with respect to which such Participant or Former Participant is entitled to direct the acceptance or rejection of such Offer (the “Allocated Offer Shares”).

(b)

If any Participant or Former Participant shall notify the Trustee (in such form and manner as the Trustee may require), not later than such time prior to the expiration of such Offer as the Trustee shall reasonably determine, that he or she desires that the Trustee accept or reject such Offer with respect to a number of shares of the PVH Common Stock equal to all, and not less than all, of his or her Allocated Offer Shares, the Trustee shall accept or reject such Offer with respect to such Allocated Offer Shares in accordance with the provisions of such notice, unless the Trustee determines that such notice was improper.  Unless otherwise provided by the Trustee, any notice given by a Participant or Former Participant in accordance with the provisions of this Section 8.06(b) may be modified or revoked by such Participant or Former Participant subject to the deadline hereinbefore in this Section 8.06(b) set forth applicable to the giving of such notice.  The notices received by the Trustee from Participants and Former Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Corporation.

(c)

To the extent that the Trustee does not receive notices in accordance with the provisions of Section 8.06(b) with respect to all Allocated Offer Shares, the Trustee shall accept or reject the Offer with respect to all or a portion of such Allocated Offer Shares as the Trustee shall, in its sole and absolute discretion, so determine.

(d)

In the event that such Offer shall, in accordance with the preceding provisions of this Section 8.06, be accepted by the Trustee in whole or in part, the proceeds resulting from such acceptance shall be allocated among all Accounts which shall be a part of the PVH Fund in accordance with the provisions of Section 8.03 maintained for the benefit of the Participants and Former Participants, if any, who shall have directed the Trustee to accept such Offer in accordance with the provisions of Section 8.06(b) and, if the Trustee shall have accepted such Offer in accordance with the provisions of Section 8.06(c), among all such Accounts maintained for the benefit of the Participants and Former Participants, if any, who shall not have directed the Trustee to reject such Offer in accordance with the provisions of Section 8.06(b).

(e)

As of, and on or as promptly as shall be administratively feasible after, the Valuation Date concurrent with or next succeeding the date of the receipt by the Trustee of any proceeds referred to in Section 8.06(d), (i) the Committee shall cause the Trustee to establish a new and distinct fund (the “Additional Fund”) as provided in Section 8.01(b) and transfer from the PVH Fund to the Additional Fund the amount of such proceeds and any income attributable thereto and (ii) the Committee shall establish a separate Account as a part of the Additional Fund with respect to each Participant and Former Participant referred to in said Section 8.06(d) and shall charge to each of his or her Accounts which are a part of PVH Fund the amount allocated to such Account in accordance with the provisions of said Section 8.06(d) and any income attributable thereto and credit such amount to his or her Account of the same type which is a part of the Additional Fund.

ARTICLE IX

Investment Elections; Account Rebalancings

9.01

Investment Elections.  Subject to such conditions as the Committee may at any time and from time to time determine, each Participant may file with the Committee an Investment Election designating the Funds in which contributions to the Participant’s Accounts are to be invested; provided, however, that no Participant may elect to have a percentage in excess of twenty-five percent (25%) of his or her Before Tax Contributions and Rollover Contributions credited to his or her Accounts in the PVH Fund.  Notwithstanding anything contained herein to the contrary, unless and until otherwise designated by the Participant in accordance with such procedures as the Committee shall prescribe, Payroll Contributions made in accordance with Section 3.01(f) shall automatically be invested in such of the Funds (other than the PVH Fund) as the Committee shall from time to time designate.

9.02

Account Rebalancings.  Subject to such conditions as the Committee may at any time and from time to time determine, each Participant or Former Participant (or, in the event of his or her death, his or her Beneficiaries) may, by filing an Account Rebalancing Election with the Committee, change his or her election of Funds and direct that a transfer be made from one Fund to another Fund; provided, however, that a Participant may not make an Account Rebalancing Election that would result in a Participant allocating more than twenty-five percent (25%) of the credit balances in his or her Accounts (other than his or her Matching Contribution Accounts) to the PVH Fund.

9.03

Certain Restrictions on Investments.  Notwithstanding anything contained herein to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants or any other Participants or Beneficiaries in order to comply with Section 16(b) of the Exchange Act or any laws or corporate policies.

9.04

Automatic Rebalancings of Accounts.  Subject to such conditions as the Committee may from time to time establish, to the extent that a Participant has elected to have his or her Accounts invested in Funds for which the Participant has elected asset allocation modeling, the Funds in which such Participant’s Accounts are invested shall be rebalanced automatically, once per annum at such time as the Committee shall designate, so that the Participant’s Fund allocations are consistent with the Participant’s Fund asset allocation percentages.  In addition, a Participant who has not elected asset allocation modeling with respect to his or her Accounts may, subject to such conditions as the Committee may from time to time establish, elect to have the Funds in which his or her Accounts are invested rebalanced automatically to be consistent with the Participant’s then current Investment Election under Section 9.01.  Unless otherwise specified by a Participant, the foregoing provisions of this Section 9.04 shall not apply to the PVH Fund.

ARTICLE X

Termination of Participation; Withdrawals; Loans; Determination and Payment of Benefits

10.1

Termination of Participation.

(a)

Nothing contained herein shall require the Company or any Affiliated Corporation to continue any Participant in its employ or require any Participant to continue in the employ of the Company and/or any Affiliated Corporation or require the Company and/or any Affiliated Corporation to rehire any Former Participant.

(b)

If any Participant shall cease to be an Eligible Associate of one or more Employers but shall continue to be employed by or a Related Associate of the Company and/or any Affiliated Corporation, his or her participation under the applicable Plan shall continue while he or she shall be an Associate or Related Associate of the Company or an Affiliated Corporation but not an Eligible Associate of one or more Employers, but he or she shall not be entitled to share in any allocations of the Matching Contributions, the Additional Contributions and the Top Heavy Contributions and he or she shall be deemed to have suspended his or her Payroll Authorization as then in effect for the period during which he or she shall be so employed but shall not be an Eligible Associate, and such Payroll Authorization shall not be subject to renewal during such period.

(c)

If any Participant shall cease to be an Associate or Related Associate of the Company and all Affiliated Corporations for any reason whatever, including his or her death, his or her participation under the Plan shall terminate as of the Valuation Date occurring in the calendar month in which such cessation shall occur.

10.2

Withdrawal of After Tax Contributions.  Upon the request to the Committee of any Participant or Former Participant, there shall be paid to such Participant or Former Participant in cash the amount equal to whichever shall be lesser of (a) the amount specified in, or calculated in accordance with the provisions of, such request or (b) the aggregate of the credit balances in his or her After Tax Accounts as of the Valuation Date of payment.  Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, the Valuation Date next succeeding the date of the receipt of such request by the Committee (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valuation Date, charge such payments pro rata to his or her After Tax Accounts and direct the Trustee to make appropriate entries to the Funds and the Plan.  Notwithstanding any provisions in this Section 10.02 to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

10.3

Loans.

(a)

Subject to such conditions as the Committee may at any time and from time to time determine, upon the application of any Participant or Former Participant who is a “party in interest” within the meaning of section 3(14) of the Pension Act, a loan shall be made to such Participant or Former Participant under the Plan.  The Committee shall provide that loans be made available to all Participants and Former Participants in a uniform and nondiscriminatory manner and on a reasonably equivalent basis.  Only one loan may be outstanding at any time with respect to any Participant or Former Participant.

(b)

The minimum amount of any loan shall be $1,000.

(c)

Loans made available to a Participant or Former Participant in accordance with the provisions of Section 10.03(a) when added to the outstanding balance of all other loans made by the Plan and all other Related Defined Benefit Plans and Related Defined Contribution Plans to such Participant or Former Participant shall not exceed the lesser of:

(i)

$50,000 as reduced by the excess, if any, of the highest outstanding balance of any loans previously made by the Plan and all such other plans to such Participant or Former Participant during the one (1) year period ending on the day before the date on which such loan is to be made over the outstanding balance of any loans previously made by the Plan and all such other plans to such Participant or Former Participant on the date on which such loan is made, or

(ii)

fifty percent (50%) of the credit balance in his or her Accounts which shall be one hundred percent (100%) vested and non-forfeitable.

The Committee shall require that any Participant or Former Participant who receives a loan shall (A) give to the Trustee adequate security for the repayment of the amount of such loan (including a lien on the credit balance in his or her Accounts), (B) issue to the Trustee his or her promissory note for such amount, which note shall (I) have a term of not more than five (5) years (fifteen (15) years, if such amount is used to acquire the principal residence of the Participant or Former Participant), (II) bear interest at a rate commensurate with prevailing interest rates charged by persons in the business of lending money for loans made under similar circumstances, and (III) provide for a payment schedule sufficient to pay the current interest and to amortize the principal of such loan on a substantially level basis over the term of such note and (C) irrevocably authorize the Company and each Affiliated Corporation to withhold from Compensation and other amounts payable to him or her by the Company and/or such Affiliated Corporation and to pay directly to the Trustee the amount required to be paid under such note or provide for such other method of payment as may be acceptable to the Committee.  A loan may be pre-paid at any time provided, however, that any pre-payment shall include the full principal amount of such loan and all interest accrued to the date of such pre-payment.

(d)

The Trustee shall hold each note issued by any Participant or Former Participant in accordance with the provisions of Section 10.03(a) separately from such Participant’s or Former Participant’s Accounts and, except as otherwise specifically provided herein, neither such note nor any amounts due and owing to the Trust Fund with respect to such note shall be part of the credit balance in such Participant’s or Former Participant’s Accounts.

(e)

The Committee shall, (i) as of the Valuation Date concurrent with the making of any loan referred to in Section 10.03(a), charge the amount of such loan (pro rata by Fund) to the Accounts of the Participant or Former Participant making the same in the following order of Accounts:  (A) Before Tax Accounts, (B) Matching Contribution Accounts (if such Participant’s Vested Percentage shall be greater than zero), (C) Rollover Accounts and (D) After Tax Accounts and (ii) as of the Valuation Date concurrent with or next succeeding the Trustee’s receipt of any principal and/or interest payments with respect to the note evidencing such loan, credit the same to the Trust Fund and to the Accounts of such Participant or Former Participant in accordance with his or her Investment Election as then in effect and direct the Trustee to make appropriate entries to the Funds and the Plan.

(f)

In the event that a Participant or Former Participant who is a “party in interest” within the meaning of section 3(14) of the Pension Act shall not have fully repaid a loan upon the earliest to occur of:

(i)

such Participant’s or Former Participant’s death,

(ii)

such Participant’s or Former Participant’s ceasing to be a Participant or Former Participant who is a “party in interest” within the meaning of section 3(14) of the Pension Act in the Plan,

(iii)

a determination that such Participant or Former Participant made a material misrepresentation in his or her loan application,

(iv)

such Participant’s or Former Participant’s filing for relief under the United States Bankruptcy Code

(v)

such Participant or Former Participant fails to make a payment for a period of ninety (90) days, or

(vi)

the termination of the Plan,

the promissory note described in Section 10.03(b) shall be considered to be in default and the Trustee shall satisfy such loan and cancel such promissory note by treating the outstanding balance of such loan (including all accrued but unpaid interest thereon) as a distribution from such Participant’s or Former Participant’s Accounts when such Accounts become distributable under the terms of the Plan.

(g)

Loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code.

(h)

Notwithstanding the foregoing provisions of this Section 10.03, any loan outstanding on the Crystal Effective Date to a Participant who was a participant in the Crystal AIP Plan as in effect on the date immediately preceding the Crystal Effective Date shall be subject to the terms and conditions applicable to loans made under the Crystal AIP Plan as in effect on the date immediately preceding the Crystal Effective Date.

(i)

Notwithstanding any provisions in this Section 10.03 to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

(j)

The Participant must obtain the consent of his or her Spouse (if any) to use any Annuity Benefit Amounts as security for a loan.  The Participant must obtain such consent no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured.  The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public.  Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan.  A new consent shall be required if the Participant’s Accounts are used for renegotiation, extension, renewal, or other revisions of the loan.  Notwithstanding the foregoing, the Participant need not obtain the consent of his or her Spouse to use any amounts other than Annuity Benefit Amounts as security for a loan.

10.04

Hardship Withdrawals.

(a)

Upon the request to the Committee of any Participant, if the Committee shall in its sole and absolute discretion and in accordance with the provisions of Section 10.04(b) determine that such Participant has suffered an immediate and heavy financial need, there shall be paid to such Participant in cash the amount equal to whichever shall be least of (i) the amount specified in, or calculated in accordance with provisions of, such request, (ii) the amount equal to the aggregate of (A) the credit balance in such Participant’s Rollover Accounts, (B) the vested balance in such Participant’s Matching Contribution Accounts and (C) the aggregate of the Before Tax Contributions (but not any earnings thereon) theretofore made by such Participant and not theretofore withdrawn by such Participant, (iii) such amount as shall be determined by the Committee in accordance with the provisions of Section 10.04(b) to satisfy such financial need or (iv) the aggregate of the credit balances in his or her Rollover Accounts, Matching Contribution Accounts and Before Tax Accounts as of the Valuation Date of payment.  Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, the Valuation Date next succeeding the date of the approval of such request by the Committee (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valuation Date, charge such payment to his or her Accounts in the order set forth in clause (ii) of this Section 10.04(a) and direct the Trustee to make appropriate entries to the Funds and the Plan.  No Withdrawal shall be made by any Participant in accordance with the provisions of this Section 10.04(a) unless such Participant shall have made the maximum amount of the Withdrawal permitted under the provisions of Section 10.02 and shall have made the maximum loan permitted under the provisions of Section 10.03.  Notwithstanding any provisions in this Section 10.04(a) to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

(b)

In determining the amount of a Withdrawal to be permitted under the provisions of Section 10.04(a), the Committee shall examine all relevant facts and circumstances to determine whether the Participant requesting such Withdrawal has an immediate and heavy financial need.  A financial need shall not fail to be immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by such Participant.  The Committee shall require a Participant to submit any and all documentation that it deems necessary to substantiate the existence of a financial need.  The circumstances under which a financial need shall be deemed to exist shall include financial needs attributable to:

(i)

expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income of the Code);

(ii)

the payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code, without regard Section 152(b)(1), (b)(2) and (d)(1)(B));

(iii)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(iv)

the costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(v)

payments necessary to prevent the eviction of the Participant from his principle residence or foreclosure on the mortgage of the Participant’s principle residence;

(vi)

payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard Section 152(d)(1)(B));

(vii)

such other reasons as the Internal Revenue Service publishes as constituting a deemed immediate and heavy financial need.

(c)

A distribution in accordance with the provisions of Section 10.04(a) will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant if and to the extent that the amount of such distribution is in excess of the amount required to relieve the financial need of such Participant or to the extent that such need may be satisfied from other resources that are reasonably available to such Participant; provided, however, that the amount of the distribution shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution.  This determination shall be made in the sole and absolute discretion of the Committee on the basis of all relevant facts and circumstances.  A distribution generally may be treated as necessary to satisfy a financial need if the Committee reasonably relies upon a Participant’s written representation that the need cannot be relieved:

(i)

through reimbursement or compensation by insurance or otherwise;

(ii)

by reasonable liquidation of such Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(iii)

by cessation of Payroll Contributions under the Plan and cessation of contributions to each other plan in which such Participant is eligible to participate; or

(iv)

by other distributions or nontaxable (at the time of the loan) loans from the Plan and from every other plan maintained by the Company and/or any Affiliated Corporation or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this Section 10.04, a need cannot reasonably be relieved by any of the means set forth above if the effect of the use of such means would be to increase the amount of the Participant’s need.  In addition, for purposes of this Section 10.04, a Participant’s resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to such Participant.

10.05

Prohibitions Resulting from Withdrawal.

(a)

If any Participant shall effect a Withdrawal referred to in Section 10.04 as of any Valuation Date, such Withdrawal shall be deemed to be a suspension of such Participant’s Payroll Authorization as then in effect commencing on the first day of the calendar month next succeeding the calendar month in which such Valuation Date shall occur, and such Payroll Authorization shall not be subject to renewal until the first day of the calendar month occurring at least twelve (12) months subsequent to such Valuation Date; provided, however, that “six (6) months” shall be substituted for “twelve (12) months” in the preceding clause with respect to Withdrawals (i) occurring on and after January 1, 2002 and (ii) made prior to January 1, 2002 for which the applicable suspension period has not expired as of January 1, 2002.

(b)

A Participant who has effected a Withdrawal referred to in Section 10.04 shall not be eligible to make contributions to any Prohibited Plan maintained by the Company and/or any Affiliated Corporation from the date of such Withdrawal until the first day of the calendar month occurring at least twelve (12) months subsequent to the date of such Withdrawal; provided, however, that “six (6) months” shall be substituted for “twelve (12) months” in the preceding clause with respect to Withdrawals (i) occurring on and after January 1, 2002 and (ii) made prior to January 1, 2002 for which the applicable suspension period has not expired as of January 1, 2002.

(c)

If any Participant shall effect a Withdrawal referred to in Section 10.04 as of any Valuation Date, then, notwithstanding the provisions of Section 3.01, his or her Before Tax Contributions to the Plan with respect to the Plan Year following the Plan Year in which such Withdrawal shall be effected shall not exceed an amount equal to the excess of the $7,000 limitation referred to in section 402(g)(1) of the Code as adjusted with respect to the calendar year ending contemporaneously with such following Plan Year in accordance with the provisions of section 402(g)(5) of the Code over his or her Before Tax Contributions to the Plan with respect to the Plan Year in which such Withdrawal shall be effected.  This paragraph (c) shall not be effective for (i) Withdrawals occurring on and after January 1, 2002, or (ii) Withdrawals made prior to January 1, 2002 for which the applicable suspension period has not expired as of January 1, 2002.

10.06

Limited Guarantee.  In the event that (a) the sum of (i) the credit balances in the Before Tax Accounts and After Tax Accounts and (ii) the Vested Percentage of the credit balance in the Matching Contribution Accounts of any Former Participant on the Valuation Date concurrent with his or her Termination Date shall be less than the aggregate of the Payroll Contributions made by such Former Participant prior to July 1, 1995 and not distributed to such Participant in accordance with the provisions of the Plan in effect prior to July 1, 1995 which are comparable to Sections 3.04, 5.01(b), 5.02(b) or 5.06, and (b) such Former Participant shall not at any time have effected a Withdrawal or otherwise received any benefits under the Plan (including an outstanding loan), then, the Committee shall, as of such Valuation Date, treat an amount equal to the lesser of

(1)

the excess of the aggregate of the Payroll Contributions made by such Former Participant prior to July 1, 1995 and not so distributed over the sum of (A) the credit balances in his or her After Tax Accounts on such Valuation Date, (B) the credit balances in his or her Before Tax Accounts on such Valuation Date and (C) the Vested Percentage of the credit balances in his or her Matching Contribution Accounts on such Valuation Date, or

(2)

an amount equal to the Non-Vested Percentage of the credit balances in his or her Matching Contribution Accounts on such Valuation Date attributable to Matching Contributions made under the Plan prior to July 1, 1995 as if such amount was included in the fully vested portion of the credit balances in his or her Matching Contribution Accounts.

10.07

Disposition of Matching Contribution Accounts.

(a)

If, on the Valuation Date concurrent with a Former Participant’s Termination Date, the sum of (i) the credit balance in his or her Accounts other than his or her Matching Contribution Accounts plus (ii) the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts shall not exceed five thousand dollars ($5,000), the Committee shall, as of and as promptly as shall be administratively feasible after the Valuation Date concurrent with such Former Participant’s Termination Date (I) charge to his or her Accounts other than his or her Matching Contribution Accounts and credit to his or her Vested Account, an amount equal to the credit balance in such Accounts, (II) charge to his or her Matching Contribution Accounts and credit to his or her Vested Account, an amount equal to the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts on such Valuation Date, (III) provide for the payment of benefits to such Former Participant on his or her Initial Payment Date in accordance with the provisions of Section 10.09, and (IV) charge to his or her Matching Contribution Accounts the amount equal to the remainder, if any, of the credit balance in his or her Matching Contribution Accounts on such Valuation Date, and treat such amount as a forfeiture and credit the same to the Company’s Holding Account in the Plan; provided, however, that if the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts on such Valuation Date shall be zero, such Former Participant shall be deemed to have received a distribution of his or her entire Matching Contribution Accounts.

(b)

If, on the Valuation Date concurrent with a Former Participant’s Termination Date, the sum of (i) the credit balance in his or her Accounts other than his or her Matching Contribution Accounts plus (ii) the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts shall exceed five thousand dollars ($5,000), and if the Former Participant shall have established an Initial Payment Date, the Committee shall, as of and as promptly as shall be administratively feasible after the Valuation Date concurrent with such Former Participant’s Initial Payment Date (I) charge to his or her Accounts other than his or her Matching Contribution Accounts and credit to his or her Vested Account, an amount equal to the credit balance in such Accounts, (II) charge to his or her Matching Contribution Accounts and credit to his Vested Account, an amount equal to the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts on such Valuation Date, (III) provide for the payment of benefits to such Former Participant on his Initial Payment Date in accordance with the provisions of Section 10.09, and (IV) charge to his or her Matching Contribution Accounts the amount equal to the remainder, if any, of the credit balance in his Matching Contribution Accounts on such Valuation Date, and treat such amount as a forfeiture and credit the same to the Company’s Holding Account in the Plan.

(c)

Notwithstanding the provisions of Section 10.07(b), if, on the Valuation Date concurrent with a Former Participant’s Termination Date, the sum of (i) the credit balance in his or her Accounts other than his or her Matching Contribution Accounts plus (ii) the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts shall exceed five thousand dollars ($5,000), and if such Former Participant shall not have established an Initial Payment Date prior to the completion of a Qualifying Vesting Break, then, as of and as promptly as shall be administratively feasible after the Anniversary Date concurrent with such Former Participant’s completion of a Qualifying Vesting Break (I) charge to his or her Accounts other than his or her Matching Contribution Accounts and credit to his or her Vested Account, an amount equal to the credit balance in such Accounts, (II) charge to his or her Matching Contribution Accounts and credit to his or her Vested Account, an amount equal to the product of such Former Participant’s (A) Vested Percentage and (B) the credit balance in his or her Matching Contribution Accounts on such Valuation Date, (III) provide for the payment of benefits to such Former Participant on his or her Initial Payment Date in accordance with the provisions of Section 10.09, and (IV) charge to his or her Matching Contribution Accounts the amount equal to the remainder, if any, of the credit balance in his or her Matching Contribution Accounts on such Valuation Date, and treat such amount as a forfeiture and credit the same to the Company’s Holding Account in the Plan.

(d)

Notwithstanding anything herein to the contrary, in no event may a distribution of a Participant’s vested Account balances be made prior to his or her Normal Retirement Date without his or her consent if such balances exceed $5,000 at the time of distribution.  For purposes of this Section 10.07, effective for Termination Dates occurring prior to October 17, 2000, if the sum of a Participant’s vested Account balances exceeds $5,000 ($3,500, for Plan Years beginning before January 1, 1998) as of his or her Termination Date, or ever exceeded $5,000 ($3,500, for Plan Years beginning before January 1, 1998) as of the date of any prior distribution, then the Former Participant must consent to a distribution of his or her Account balances.

(e)

Notwithstanding anything contained herein to the contrary, effective for distributions occurring on and after March 28, 2005, $1,000 shall be substituted for $5,000 each place the latter appears in the foregoing paragraphs of this Section 10.07.

10.08

Re-employed Participants.

(a)

If a Former Participant receives or is deemed to receive a distribution in accordance with the provisions of this Article X, and if the Former Participant subsequently resumes employment with an Employer and again becomes a Participant, the Committee shall restore an amount equal to the amount credited to the Company’s Holding Account at the time the Former Participant received or was deemed to receive a distribution to his or her Matching Contribution Accounts.  Any restoration of such Participant’s forfeited account balances shall be made from forfeitures in the Company’s Holding Account as of the Valuation Date next following the date on which such Former Participant shall again become a Participant or from contributions made by the Company as of the Valuation Date next following the date on which such Former Participant shall again become a Participant and the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan.

(b)

If a Former Participant neither receives nor is deemed to receive a distribution in accordance with the provisions of Article X, and if such Former Participant subsequently resumes employment with an Employer and again becomes a Participant prior to the completion of a Qualifying Vesting Break, there shall be no forfeiture of any non-vested amounts from such Participant’s Matching Contribution Accounts.

10.09

Payment of Benefits.

(a)

Each Original Payee who shall achieve his or her Initial Payment Date shall, except as otherwise provided in Section 10.10, be entitled to receive an amount equal to the sum of (i) the credit balances in his or her Before Tax Accounts and his or her After Tax Accounts as of his or her Initial Payment Date, (ii) the credit balances in his or her Vested Accounts as of his or her Initial Payment Date and (iii) the credit balance in his or her Rollover Accounts as of his or her Initial Payment Date.  Such amount shall be payable to such Original Payee as of, and on or as promptly as shall be administratively feasible after, such Initial Payment Date (without any interest or earnings accrued thereon from and after such Initial Payment Date); provided, however, that the credit balance in an Original Payee’s Palm Beach Contribution Account, if any, shall be payable in accordance with the provisions of Appendix B; provided, further, however, that an Original Payee’s Annuity Benefit Amount, if any, shall be payable in accordance with the provisions of Appendix A.

(b)

Notwithstanding the provisions of Section 10.09(a), each Original Payee who shall have been entitled to receive a distribution from the Crystal AIP Plan as in effect on the date immediately preceding the Crystal Effective Date who shall achieve his or her Initial Payment Date on or after his or her Normal Retirement Date or by reason of his or her Permanent Disability may elect to receive his or her benefit in annual installments in a number selected by the Participant (not less than two (2) and not more than ten (10)); provided, however, that the credit balance in an Original Payee’s Palm Beach Contribution Account, if any, shall be payable in accordance with the provisions of Appendix B; provided, further, however, that an Original Payee’s Annuity Benefit Amount, if any, shall be payable in accordance with the provisions of Appendix A.

(c)

The Committee shall, as of the Valuation Date concurrent with a Former Participant’s Initial Payment Date, charge to each of such Former Participant’s Accounts the amounts referred to in Section 10.09(a) or 10.09(b) and direct the Trustee to make appropriate entries to the Funds and the Plan.

10.10

Election of Stock Payment.  All payments referred to in Section 10.09(a) shall be made in cash in a single sum as of, and on or as promptly as shall be administratively feasible after, the Valuation Date as of which such payment is required to be made (without any interest or earnings accrued thereon from and after such Valuation Date); provided, however, that, if any Former Participant (or, in the event of his or her death, his or her Beneficiaries) shall, no later than fifteen (15) days prior to such Valuation Date, file with the Committee a Stock Payment Election, then, the Committee shall direct the Trustee to distribute to such Former Participant (or his or her Beneficiaries) the largest whole number of shares of the PVH Common Stock, registered in the name of such Former Participant (or his or her Beneficiaries), the value of which on such Valuation Date shall be equal to or less than the amounts charged to those of such Former Participant’s Accounts which shall be a part of the PVH Fund in accordance with the provisions of Section 10.09(c) and pay in cash to such Former Participant (or his or her Beneficiaries) an amount equal to the excess, if any, of the amounts so charged to such Accounts over such value of such shares so distributed and the Committee shall direct the Trustee to make corresponding entries to the PVH Fund and the Plan.  Notwithstanding any provisions in this Section 10.10 to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

10.11

Required Distributions.  Each Participant whose Required Beginning Date shall precede his or her Termination Date shall be entitled to receive annual installments during the period commencing on his or her Required Beginning Date and ending with the installment due as of the Anniversary Date next preceding his or her Termination Date, the first such installment being payable as of, and on or as promptly as shall be administratively feasible after, the Anniversary Date concurrent with his or her Required Beginning Date and each subsequent installment being payable as of, and on or as promptly as shall be administratively feasible after, each subsequent Anniversary Date thereafter.  Each installment shall be in an amount equal to the fraction of the aggregate amount of the credit balances in his or her Accounts on the Anniversary Date next preceding the Anniversary Date as of which payment of such installment is to be made the numerator of which shall be one and the denominator of which shall be:

(a)

if his or her Primary Beneficiary on his or her Required Beginning Date shall be his or her Spouse, and his or her said Spouse shall be alive on such Anniversary Date, the largest whole number which shall be equal to or less than the expected return multiple derived from Table VI contained in Regulation 1.72-9 promulgated under the Code based upon the birthdays of such Participant and his or her Spouse occurring in the calendar year in which such Anniversary Date shall occur, or

(b)

if his or her Primary Beneficiary on his or her Required Beginning Date shall be his or her Spouse, and his or her said Spouse shall not be alive on such Anniversary Date, the largest whole number which shall be equal to or less than the expected return multiple derived from Table V contained in such Regulation based upon the birthday of such Participant occurring in the calendar year in which such Anniversary Date shall occur, or

(c)

if his or her Primary Beneficiary on his or her Required Beginning Date shall be a natural person who shall not be his or her Spouse, the largest whole number which shall be equal to or less than the expected return multiple derived from said Table VI based upon the birthdays of such Participant and such Primary Beneficiary occurring in the calendar year in which such Participant’s Required Beginning Date shall occur minus one for each Plan Year thereafter, except that, if such Primary Beneficiary shall be more than ten (10) years younger than such Participant, such expected return multiple shall be determined on the assumption that the date of birth of such Beneficiary is ten (10) years after the date of the birth of such Participant, or

(d)

if his or her Beneficiary on such Anniversary Date shall not be a natural person, the largest whole number which shall be equal to or less than the expected return multiple derived from Table V contained in such Regulation based upon the birthday of such Participant occurring in the calendar year in which such Anniversary Date shall occur (without any interest or earnings accrued thereon from and after such Anniversary Date) or such greater amount as may be required under Regulations promulgated by the Secretary of the Treasury under the authority of section 401(a)(9) of the Code and the Committee shall charge such amount pro rata to such Accounts and the Committee shall direct the Trustee to make corresponding entries to the Funds and the Plan.  If such Participant shall have theretofore filed with the Committee a Stock Payment Election, the Committee shall direct the Trustee to distribute to such Participant the largest whole number of shares of the PVH Common Stock, registered in the name of such Participant, the value of which on such Anniversary Date shall be equal to or less than the amounts so charged to those of such Accounts which shall be a part of the PVH Fund and, in any event, pay in cash to such Participant an amount equal to the excess, if any, of the amounts so charged to such Accounts over such value of such shares so distributed.  Notwithstanding any provisions in this Section 10.11 to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

If the Participant dies after the distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

If the Participant dies before the distribution of his or her interest has begun, the distribution of his or her entire interest shall be completed by December 31st of the calendar year containing the fifth anniversary of his or her death, except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

(i)

If any portion of the Participant’s interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31st of the calendar year immediately following the calendar year in which the Participant died; or

(ii)

If the designated Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (i) December 31st of the calendar year in which the Participant died or (ii) December 31st of the calendar year in which the Participant would have attained age 70-1/2.

Notwithstanding anything in this Section to the contrary, with respect to distributions made on and after the Plan Year beginning on January 1, 2001, the Plan shall apply the minimum distribution requirements of section 401(a)(9) of the Code and the denominator shall be determined in accordance with the regulations that were proposed thereunder on January 17, 2001.  This provision shall continue in effect until the end of the last Plan Year beginning before the effective date of final regulations promulgated under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

Notwithstanding the foregoing, effective January 1, 2003, any distributions required by Section 401(a)(9) of the Code shall be made in accordance with Appendix E of  the Plan.

10.12

Age 59-1/2 Distribution.  As of any Valuation Date on or after a Participant’s attainment of age fifty-nine and one-half (59½), a Participant may make a Withdrawal of all or any portion of the entire value of his or her Accounts by giving written notice to such effect to the Committee at such time as may be determined by the Committee in advance of such Valuation Date; provided, however, that no such Withdrawal may be made with respect to the Non-Vested Percentage of the credit balance in a Participant’s Matching Contribution Accounts.  Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, such Valuation Date (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valuation Date, charge such payment to such Participant’s Accounts and direct the Trustee to make corresponding entries to the Funds and the Plan.  Notwithstanding any provisions in this Section 10.12 to the contrary, the Committee may adopt such restrictions as the Committee deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

10.13

Direct Rollovers.  Notwithstanding the foregoing provisions of this Article X, if a Former Participant or Spouse of a deceased Former Participant who is entitled to receive an Eligible Rollout Distribution shall become a participant in an Eligible Receptacle Plan, and if such Former Participant or Spouse of a deceased Former Participant shall so direct, and the appropriate fiduciaries of such Eligible Receptacle Plan shall agree, the Trustee shall, at the direction of the Committee, transfer from the Trust to such Eligible Receptacle Plan an amount equal to such portion of such Eligible Rollout Distribution as such Former Participant shall determine.  Such amount shall be transferred as of, and on or as promptly as shall be administratively feasible after, the Valuation Date next succeeding the date of such request (without any interest or earnings accrued thereon from and after such Valuation Date).

10.14

Section 401(a)(14) Requirement.  Notwithstanding any other provisions of the Plan to the contrary, if any payment in accordance with the provisions of Section 10.09(a), 10.10 or 10.13 is to be made as of a Valuation Date which shall be on or subsequent to the Normal Retirement Date of the Participant or Former Participant referred to therein, such payment (or a substantial portion thereof) shall be made no later than the sixtieth (60th) day next succeeding the last day of the Plan Year in which such Valuation Date shall occur.

10.15

Withholding.  All payments made to any Participant or Former Participant (and/or his or her QDRO Payee or Beneficiaries) shall be subject to withholding and to such other deductions as shall at the time of such payment be required pursuant to any income tax or other law, whether of the United States or any other jurisdiction, and the delivery to the Committee of such receipts and/or releases as the Committee may reasonably request and, in the case of payments to QDRO Payees or Beneficiaries of deceased Former Participants, the delivery to the Committee of all necessary tax waivers and other documents.

10.16

Payments to Minors.  If the Beneficiary of any Participant, Former Participant or QDRO Payee shall be a minor, the Committee shall be fully protected if any payment required to be made to such minor is made to any person who shall be a custodian for such minor under the provisions of the Uniform Gifts to Minors Act in effect in the State in which such minor shall reside at the time of such payment.

10.17

Missing Payees.  Notwithstanding any provisions hereof to the contrary, if the Committee is unable to locate any Former Participant, QDRO Payee or Beneficiary who is entitled to a payment of his or her benefits within five (5) years of his or her Initial Payment Date, such amounts shall be treated as a forfeiture and credited to the Company’s Holding Account in the Plan as of the Anniversary Date concurrent with or next succeeding the date of such forfeiture and the Committee shall direct the Trustee to make appropriate entries to the Funds; provided, however, that, in the event such Former Participant, QDRO Payee or Beneficiary is located subsequent to the time such a forfeiture occurs and prior to the termination of the Plan, the amount forfeited, but not any interest or earnings thereon, shall be restored by the Company to such Former Participant’s or QDRO Payee’s Accounts no later than the Valuation Date concurrent with or immediately succeeding the date on which such Former Participant, QDRO Payee or Beneficiary is located, the Committee shall direct the Trustee to make appropriate entries to the Funds and the Plan and such amount shall be distributed in accordance with the provisions of this Article X.

10.18

Transition Rules.  Notwithstanding any other provisions of this Plan to the contrary, if a Former Participant’s Termination Date shall be prior to January 1, 2000, and if on the Valuation Date next succeeding January 1, 2000, the credit balances in the Accounts of the Former Participant shall be less than $5,000, such amount shall be paid to such Former Participant as promptly as shall be administratively feasible after such Valuation Date.

ARTICLE XI

The Committee

11.01

The Committee.  There shall at all times be at least three (3) individuals, any or all of whom may be Participants or Former Participants, acting as a Committee hereunder.

11.02

Resignation and Removal of Committee Members.  Any Committee member may at any time resign by giving to the Company and to the remaining Committee member or Committee members, if any, then acting hereunder written notice of such resignation; any such resignation shall become effective upon the last business day of the calendar month next succeeding the calendar month in which such notice shall be received by the Company or on such earlier date as the Company may determine.  The Board may at any time remove any or all of the Committee members then acting hereunder by giving written notice of such removal to all of the Committee members then acting hereunder; any such removal shall become effective immediately upon the delivery of such notice to the Committee member so removed or on such later date as may be specified in such notice.

11.03

Appointment of Committee Members.  The Board may, at any time and from time to time, and, if at any time there shall be less than three (3) Committee members acting hereunder, the Board shall, designate one or more individuals to act as an additional or successor Committee member or Committee members by giving written notice of such designation to the Committee member or Committee members, if any, then acting hereunder and to each such designee; any such designation shall become effective upon the execution and delivery by such designee to the Company of a written instrument agreeing to act as a Committee member under the terms and provisions of the Plan or on such later date as may be specified in such first mentioned notice.

11.04

Prohibition Against Self Determination.  No Committee member at any time acting hereunder who is a Participant or Former Participant shall, acting in his or her capacity as a Committee member, have any voice in any decision of the Committee made uniquely with respect to such Committee member or his or her participation or benefits hereunder.

11.05

Minority Rule.  In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, but not limited to, the Employers, all persons at any time in the employ of the Company and/or any Affiliated Corporation, the Participants and Former Participants and their respective QDRO Payees and Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

11.06

Successor Committee Members.  Subject to the provisions of Section 11.04, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original Committee members hereunder and all of the duties and obligations so imposed upon the original Committee members hereunder.

11.07

No Bond.  Except as otherwise required by law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his or her duties as such Committee member.

11.08

Named Fiduciary.  The Company and each member of the Committee shall be deemed to be a “named fiduciary” within the meaning of section 402(a)(2) of the Pension Act with respect to the Plan.  The Company shall be deemed to be the “administrator” of the Plan within the meaning of section 3(16)(A) of the Pension Act.

11.09

Powers and Duties of the Committee.  The Committee shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA or the Plan. Such duties and powers shall include, but not be limited to, the following:

(a)

Power to Construe - Except as otherwise provided in the Trust Agreement, the Committee shall have the power to construe the provisions of the Plan, to determine any questions of fact which may arise thereunder, and to exercise discretion in performing such powers and its duties and responsibilities. Every finding, decision and determination by the Committee shall, to the full extent permitted by law, be final and binding on all parties.

(b)

Power to Make Rules and Regulations - The Committee shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Committee shall act and manage its own affairs, (ii) the procedures to be followed in order for Participants or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Participants or Beneficiaries with respect to notifications, elections, designations or other actions required by the Plan or ERISA.  All such rules and regulations shall be applied in a uniform and nondiscriminatory manner.

(c)

Powers and Duties with Respect to Information - In addition to any and all other power and responsibility of the Committee under the Plan, the Committee shall have the power and responsibility:

(i)

to obtain such information as shall be necessary for the proper discharge of its duties;

(ii)

to furnish to the Company, upon request, such reports as are reasonable and appropriate;

(iii)

to receive, collect and transmit to the Trustee all information required by the Trustee in order for the Trustee to carry out its duties and responsibilities.

ARTICLE XII

Administration

12.01

Control.  Except as otherwise specifically provided herein or in the Trust Agreement, the Trustee shall have the responsibility for the management and control of the assets of the Trust and the Committee shall have the remaining administrative responsibility with respect to the Plan.

12.02

Auditors, Accountants, Attorneys, Investment Advisors and Managers.  The Committee may retain auditors, accountants, legal counsel, and investment advisors and managers selected by it.  Any Committee member may himself or herself act in any such capacity, and any such auditor, accountant, legal counsel, investment advisor or manager may be persons acting in a similar capacity for the Company and/or any Affiliated Corporation and may be an Associate of the Company and/or any Affiliated Corporation.  The opinion of any such auditor, accountant, legal counsel, investment advisor or manager shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

12.03

Designation of Service Providers.  The Committee may engage such persons as it shall determine to perform on its behalf the services required of it hereunder and, without in any manner limiting the generality of the foregoing, may, by a written instrument, (a) designate each or any of the Committee members and/or any one or more other persons, severally or jointly, to execute, on behalf of the Committee, all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Plan and the Trust Agreement and (b) change any such designation theretofore made.  Any Committee member acting by himself or herself may similarly revoke any such designation theretofore made.  Any third party may rely upon the continued effectiveness of any such designation until such third party shall have notice of the change or revocation thereof.

12.04

Compensation and Expenses.  Each Committee member who shall not be a Participant in the Plan and/or a full-time Associate of the Company and/or any Affiliated Corporation shall be entitled to receive, as compensation for his or her services hereunder, such fees as he or she and the Company may from time to time agree.  The Company shall pay such compensation and shall also pay (and/or reimburse the Committee for) the reasonable expenses incurred by the Committee in connection with the administration of the Plan and the Trust, including, but not limited to, the fees and compensation of the persons referred to in Sections 12.02, 12.03 and 12.06, but all brokerage commissions, transfer taxes, income taxes and similar fees and expenses shall be charged against the Fund to which they relate.

12.05

Records and Forms.  The Employers, the Committee and the Trustee shall each keep such records, and shall each give timely notice to the others of such information, as shall be proper, necessary or desirable in order to effectuate the purposes of the Plan and the Trust Agreement.  Neither any Employer nor the Committee nor the Trustee shall be required to duplicate any records kept by any of the others.  To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants and Former Participants and their respective QDRO Payees and Beneficiaries in communicating with the Employers or the Committee, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made on such form, and any notice or communication or election for the receipt of which a period shall so have been established and which shall not be received during such period.  The Employers and the Committee shall respectively also be protected in accepting any notice or communication or election which shall not be made on the proper form and/or in accepting any notice or communication or election which shall not be received during the proper period, and their doing so shall not be deemed to create any precedent with respect thereto.  The Employers and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.  Except as otherwise specifically required by the Code and/or the Pension Act, any communication to the Committee may be by any form or medium approved by the Committee including but not limited to electronic and/or telephonic transmission.

12.06

Allocation and Delegation of Responsibilities.  In addition to all rights to allocate and delegate responsibilities, obligations or duties specifically granted to the Committee by the provisions hereof, it is specifically understood that the Committee members are hereby granted, and shall always have, to the fullest extent allowed by law, by a written instrument executed by all of them and revocable by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation (including the Company and/or any Affiliated Corporation and/or an Associate thereof) the obligation to carry out any responsibilities of the Committee hereunder and, to the extent of any such allocation or delegation, the Committee member or members effecting such allocation or delegation shall have no responsibility for any acts or omissions of the Committee member or members or other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

12.07

Prudent Person Rule.  In the administration of the Plan, the members of the Committee shall discharge their duties solely in the interest of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries for the exclusive purpose of providing benefits to the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the payment of the expenses of the Plan and the Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

12.08

Non-Discrimination Requirement.  All determinations made hereunder by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.  Neither the Company nor the Committee, in making any such determination, or in taking any other action in connection with the administration of the Plan, shall discriminate in favor of persons who are Highly Compensated Associates of one or more Employers.

12.09

Disputed Matters.  In the event that any disputed matter shall arise hereunder, including, but not limited to, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan and the applicability and interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, but not limited to, the Employers, the Committee members, all persons at any time in the employ of the Company and/or any Affiliated Corporation and the Participants and Former Participants and their respective QDRO Payees and Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

12.10

Exculpation of Committee Members and Service Providers.  Except as otherwise provided in section 405(a) of the Pension Act, (a) no Committee member shall be answerable or accountable for any act, default, neglect or misconduct of the Trustee, (b) no Committee member shall be answerable or accountable for any act, default, neglect or misconduct of any person referred to in Sections 12.02, 12.03 and 12.06 or of any depository of any funds of the Trust or of any other person transacting business with the Committee if such person, depository or custodian shall have been selected by the Committee in good faith and if the selection of such person, depository or custodian or the allocation and delegation to such person, depository or custodian shall not constitute a violation of section 404(a)(1) of the Pension Act, (c) no Committee member shall be answerable or accountable for any act, default, neglect or misconduct of any other Committee member or members or be otherwise answerable or accountable under any circumstances whatever except for his or her own bad faith to the extent that responsibilities, obligations or duties have been allocated to the Trustee or such other Committee member or members in accordance with the provisions of Sections 12.03 or 12.06 and (d) no auditor, accountant or legal counsel retained by the Committee or any person engaged by the Committee for the purposes set forth in Sections 12.02 or 12.06 shall be answerable or accountable under any circumstances whatever except for the breach of responsibilities, obligations or duties specifically imposed upon and allocated to him or her by the Committee.

12.11

Exculpation of Employers, Officers and Directors.  No Employer shall have any responsibility or liability whatever hereunder or under the Trust Agreement except to make any payment to the Trustee required under the provisions hereof or thereof, and no director or officer of any Employer who is not a Committee member shall have any responsibility or liability whatever hereunder or under the Trust Agreement, and no director or officer of any Employer who is a Committee member shall have any responsibility or liability whatever hereunder or under the Trust Agreement other than by reason of being a Committee member.

ARTICLE XIII

Benefit Claims Procedures

13.01

Claim for Benefits.  Any Participant or Beneficiary who qualifies for the payment of benefits may file a written claim for his benefits with the Committee.

13.02

Notification by Committee.

(a)

General.  Within 90 days after receiving a written claim for benefits (or within 180 days, if special circumstances require a extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), other than a claim involving disability benefits, the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied.  If the  Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary: (i) each specific reason for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and (iv) an explanation of the claims review procedure set forth in Section 13.03.

(b)

Disability Claims.  The Committee shall notify the Participant or Beneficiary whether a claim involving disability benefits has been approved or denied within 45 days after receiving the claim.  This period of time may be extended for up to 30 days, provided an extension is necessary due to matters beyond the control of the Plan and written notice of the extension is furnished to the Participant or Beneficiary prior to the expiration of the 45-day period.  This 30-day extension period may itself be extended for up to 30 additional days, provided an additional extension is necessary due to matters beyond the control of the Plan and written notice of the extension is furnished to the Participant or Beneficiary prior to the expiration of the first 30-day period.

Any notice of extension shall explain the matters beyond the control of the Plan requiring an extension and the expected date of a decision, and shall further describe the standards on which entitlement to the disability benefits is based, any unresolved issues preventing a decision and any additional information needed to resolve those issues; if additional information is needed, the Participant or Beneficiary shall be afforded at least 45 days to provide the information.

If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary the information set forth in clauses (i)-(iv) of Section 13.02(a) of the Plan, in addition to the following:

(i)

If an internal rule or guideline was relied upon in denying the claim, either the specific rule or guideline, or a statement that such rule or guideline was relied upon in denying the claim, and that a copy of such rule or guideline will be provided to the Participant or Beneficiary free of charge and upon request; and

(ii)

if the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the clinical judgment for the determination, applying the terms of the Plan to the medical circumstances of the Participant or Beneficiary, or a statement that such explanation will be provided to the Participant or Beneficiary free of charge and upon request.

13.03

Claims Review Procedure.  Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits (other than a claim involving disability benefits), has been denied in any respect, he may file with the Committee a written request for review setting forth his reasons for disputing the Committee’s decision.

In connection with the review, the Participant or Beneficiary shall be provided, upon request and free of charge, reasonable access to copies of all documents, records and other information relating to the claim (to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries).

The Participant or Beneficiary may submit written comments, documents and other information relating to the claim.  The review of the claim shall take into account all comments, documents, records and other information submitted, regardless of whether they were initially submitted with respect to the claim.

Within 60 days after receiving a written request for review of a prior decision (or within 120 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision is furnished to the Participant or Beneficiary within 60 days after receiving the claim for benefits), the Committee shall furnish to the Participant or Beneficiary written notice of the Committee’s final decision upon review with respect to the claim; if the Committee’s final decision upon review is to deny the claim in any respect, the written notice shall contain the following information:

(i)

each specific reason for the denial;

(ii)

specific references to the pertinent Plan provisions on which the denial is based;

(iii)

a statement that the Participant or Beneficiary shall be provided upon request and free of charge reasonable access to and copies of all documents, records and other information relating to the claim, to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries; and

(iv)

an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the right of the Participant or Beneficiary to bring a civil action under section 502(a) of ERISA following a denial of a claim upon review.

13.04

Claims Review Procedure -- Review of Claim Involving Disability Benefits.  Within 180 days after a Participant or Beneficiary receives notice from the Committee that a claim involving disability benefits has been denied in any respect, he may file with the Disability Administrator (as defined in Section 13.05) a written request for review setting forth his reasons for disputing the Committee’s decision.  The review shall not afford deference to the Committee’s decision.

In reviewing any decision based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Disability Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  This health care professional shall neither be an individual consulted in connection with the decision that is the subject of the review, nor be the subordinate of such individual.

In connection with the review, the Participant or Beneficiary shall be provided with the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with claim denial, without regard to whether the advice was relied upon in denying the claim.  The Participant or Beneficiary shall also be provided, upon request and free of charge, reasonable access to copies of all documents, records and other information relating to the claim (to the extent not inconsistent with the privacy rights of other Participants and Beneficiaries).

The Participant or Beneficiary may submit written comments, documents and other information relating to the claim.  The review of the claim shall take into account all comments, documents, records and other information submitted, regardless of whether they were initially submitted with respect to the claim.

Within 45 days after receiving a written request for review of the Committee’s decision (or within 90 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision upon review is furnished to the Participant or Beneficiary within 45 days after receiving the written request for review), the Disability Administrator shall furnish to the Participant or Beneficiary written notice of the Disability Administrator’s final decision upon review with respect to the claim. If the Disability Administrator’s final decision upon review is to deny the claim in any respect, the written notice shall contain the information set forth in Section 13.03(i)-(iv) of the Plan.

13.05

Disability Administrator.  Unless otherwise designated by the Board, the Disability Administrator shall be that person(s) or entity that is charged with responsibility for determining eligibility for disability benefits under the Company’s long-term disability plan.  However, neither any individual serving as Disability Administrator, nor any member of a committee serving as Disability Administrator, may be a member of the Committee or the subordinate of any member of the Committee.

13.06

Resignation and Removal of Disability Administrator Members.  Any member of the Disability Administrator may at any time resign by giving to the Company and to the remaining members of the Disability Administrator, if any, then acting hereunder written notice of such resignation; any such resignation shall become effective upon the last business day of the calendar month next succeeding the calendar month in which such notice shall be received by the Company or on such earlier date as the Company may determine.  The Board may at any time remove any or all of the members of the Disability Administrator then acting hereunder by giving written notice of such removal to all of the Committee members then acting hereunder; any such removal shall become effective immediately upon the delivery of such notice to the member of the Disability Administrator so removed or on such later date as may be specified in such notice.

13.07

Prohibition Against Self Determination.  No member of the Disability Administrator at any time acting hereunder who is a Participant or Former Participant shall, acting in his or her capacity as a member of the Disability Administrator, have any voice in any decision of the Disability Administrator made uniquely with respect to such member or his or her benefits hereunder.

13.08

Minority Rule.  In the event of any disagreement among the members of the Disability Administrator at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, but not limited to, the Employers, all persons at any time in the employ of the Company and/or any Affiliated Corporation, the Participants and Former Participants and their respective QDRO Payees and Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

13.09

Successor Committee Members.  Subject to the provisions of Section 13.07, each additional and each successor member of the Disability Administrator at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original members of the Disability Administrator hereunder and all of the duties and obligations so imposed upon the original members of the Disability Administrator hereunder.

13.10

No Bond.  Except as otherwise required by law, no member of the Disability Administrator at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his or her duties as such Committee member.

13.11

Powers and Duties of the Committee.  The Disability Administrator shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA or the Plan.  Such duties and powers shall include, but not be limited to, the following:

(a)

Power to Construe - The Disability Administrator shall have the power to construe the provisions of the Plan, to determine any questions of fact which may arise thereunder, and to exercise discretion in performing such powers and its duties and responsibilities. Every finding, decision and determination by the Disability Administrator shall, to the full extent permitted by law, be final and binding on all parties.

(b)

Power to Make Rules and Regulations - The Disability Administrator shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Disability Administrator shall act and manage its own affairs, (ii) the procedures to be followed in order for Participants or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Participants or Beneficiaries with respect to notifications, elections, designations or other actions required by the Plan or ERISA.  All such rules and regulations shall be applied in a uniform and nondiscriminatory manner.

ARTICLE XIV

Adoption by Subsidiaries

14.01

Adopted by Affiliated Corporations.  Any Affiliated Corporation may, pursuant to a resolution of its board of directors, with the consent of the Board, adopt the Plan for the exclusive benefit of its Associates eligible to participate hereunder.  Such adoption shall be effective as of such Entry Date thereafter as shall be specified by such subsidiary and consented to by the Board.

14.02

Adoption by New Affiliated Corporations.  If any division of an Employer shall be incorporated and shall thereby become an Affiliated Corporation, then, unless the Board shall otherwise determine, such Affiliated Corporation shall be deemed to have adopted the Plan effective as of the date of such incorporation and shall become an Employer hereunder as of such date without the necessity for any action by its board of directors and without the necessity of the consent of the Board.

14.03

Corporate Reorganizations.  Any corporation into which an Employer may be merged, or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which an Employer may be a party, or any corporation to which all or substantially all of the assets of an Employer may be transferred, shall, so long as it shall continue to be a subsidiary of the Company, continue as an Employer hereunder without the execution or filing of any instrument or the performance of any further act.

ARTICLE XV

Amendment; Termination; Merger

15.01

Power to Amend and Terminate.  The Company may, at any time and from time to time, pursuant to a resolution of the Board, amend, prospectively or retroactively, the terms and provisions of the Plan and/or the Trust Agreement and any Employer may, at any time, pursuant to a resolution of its board of directors, similarly terminate the Plan and/or the Trust with respect to its Associates; provided, however, that, (a) no such amendment or termination shall adversely affect the credit balance, if any, in any Participant’s or Former Participant’s Accounts on the date of such amendment or termination or reduce the Vested Percentage thereof, (b) notwithstanding any such amendment or termination, except as otherwise provided in Section 5.07, it shall be impossible, whether by operation or natural termination of the Plan or the Trust, or in accordance with the provisions of this Section, or by the happening of a contingency, or by collateral arrangement, or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the payment of the expenses of the Plan and the Trust, and (c) no such amendment or termination shall adversely affect the amount which any Participant, Former Participant, QDRO Payee or Beneficiary shall be entitled to receive if the effective date of such amendment or termination were his or her Termination Date (or, in the case of a QDRO Payee, the Termination Date of his or her Originating Participant).

15.02

Termination and Discontinuance of Contributions.  In the event of, and upon, the termination or partial termination of the Plan for any cause or the complete discontinuance of contributions, whether or not the Trust shall also terminate concurrently therewith, (i) the credit balances in the Accounts of all Participants and Former Participants in the Plan (or, in the case of the partial termination of the Plan, the Accounts of the Participants and Former Participants affected thereby) shall become one hundred percent (100%) vested and non-forfeitable and (b) the Committee shall direct the Trustee, as of, and on or as promptly as shall be administratively feasible after, whichever shall occur first of (i) the termination of a Participant’s employment by the Company and all Affiliated Corporations and (ii) the termination of the Trust, to pay, in accordance with the provisions of Article X hereof, to such Participant or Former Participant (and/or his or her QDRO Payee or Beneficiaries) the amount to which he or she is entitled, in the case of termination of participation, or would have been entitled if his or her participation had terminated at the time of such termination of the Trust, in the case of the termination of the Trust.

15.03

Merger Prohibition.  Neither the Plan nor the Trust shall be merged or consolidated with, or transfer any of its assets or liabilities to, another plan and/or trust, as the case may be, unless, immediately after such merger, consolidation or transfer, each Participant, Former Participant, QDRO Payee and Beneficiary shall be entitled to receive a benefit which is at least as large as the benefit he or she would have been entitled to receive if the Plan and/or Trust had been terminated immediately prior to such merger, consolidation or transfer.

ARTICLE XVI

Construction

16.01

New York Law.  The Plan has been executed in, and, except as otherwise provided in section 514 of the Pension Act, the Plan shall be construed and regulated in accordance with the laws of, the State of New York.

16.02

Context.  To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any feminine pronoun used herein shall be construed to include also the similar masculine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

16.03

Headings.  The section headings contained herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of the Plan.

16.04

Close of Business.  Any reference herein to any date or day shall be deemed to be a reference to the close of business on such date or day.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be adopted and executed as of the 26th day of March, 2009.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ David F. Kozel

APPENDIX A

I.

Form of Distribution Attributable to the Annuity Benefit Amount Attributable to Transfers from the Palm Beach Incorporated Retirement Investment Savings Plan and the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel:

A.

Upon a Participant’s retirement or other termination of employment (other than by reason of his or her death), such Participant shall be entitled to elect one of the following forms of payment with respect to his or her Annuity Benefit Amount by filing the appropriate form with the Committee in accordance with such rules and procedures as the Committee shall prescribe:

(a)

A single life annuity;

(b)

A joint and 50%, 66-2/3% or 100% surviving spouse annuity;

(c)

A joint and 50%, 66-2/3% or 100% contingent annuity;

(d)

A period certain and life annuity for a period of 5, 10 or 15 years;

provided that if the Participant elects to receive his or her Annuity Benefit Amount in the form of an annuity, such Participant shall be subject to the qualified joint and survivor annuity rules described in Part II of this Appendix A.

Notwithstanding the foregoing, a Participant who is entitled to receive an Annuity Benefit Amount attributable to his or her Palm Beach Retirement Contributions Account shall be subject to the provisions of Appendix B hereof.

A Participant shall be given the right, by filing the appropriate form with the Committee at least 15 days in advance (or such other period as the Committee may from time to time prescribe), to elect to receive a distribution of his or her account balance in the form of the options provided under this Appendix A.

In the absence of a distribution election, the distribution of the Participant’s account balance shall be made in a single lump sum in cash upon his or her attainment of Normal Retirement Age, unless such Participant elects (on the appropriate form provided by the Committee) a different distribution option prior to attaining Normal Retirement Age.

The Participant’s account balance shall be determined, and distribution of such amount pursuant to this Appendix A shall be made, as soon as practicable following such Participant’s election pursuant to this Appendix A or as soon as practicable following the time otherwise prescribed by this Appendix A for distribution of such Participant’s Account.

B.

Upon termination of employment of a Participant by reason of his or her death, the full value of such Participant’s Accounts shall be distributed to the Participant’s Beneficiary as soon as practicable after the Valuation Date coincident with or next following the date of death and in all events before the 60th day after the close of the Plan Year in which the death occurred.  The form of benefit payable to such Beneficiary shall be a cash lump sum payment.

II.

Form of Benefit Distributions for Annuity Benefit Amounts Attributable to the Amounts Transferred from the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc.

A.

Presumptive Form of Benefit Applicable to Part I, A of this Appendix A:

The benefit payable to a Participant who has elected an annuity under Part 1, A of this Appendix A shall be paid in the form of a Qualified Joint and Survivor Annuity (as defined in Part II, C of this Appendix A).  The preceding sentence shall not apply to a Participant who has declined the Qualified Joint and Survivor Annuity (pursuant to Part II, B of this Appendix A) in which case benefits shall be paid as provided in Part II, D of this Appendix A.

B.

Procedure for declining the Qualified Joint and Survivor Annuity:

If a Participant wishes to decline the Qualified Joint and Survivor Annuity, he or she shall file with the Committee a written election to decline the Qualified Joint and Survivor Annuity and to accept in lieu thereof the form of benefit described in Part II, D of this Appendix A.  Such election:

(a)

shall be in a form and substance satisfactory to the Committee;

(b)

shall, if the Participant is married as of his or her Benefit Commencement Date, be accompanied by a valid spousal consent that satisfies the requirements set forth in Section 1.16;

(c)

may be revoked at any time prior to, but shall become irrevocable upon, the Benefit Commencement Date; and

(d)

shall be made prior to the Participant’s Benefit Commencement Date and, if the Participant is married, shall be consented to by the Participant’s Spouse during the 90-day period ending on such Benefit Commencement Date.

C.

Qualified Joint and Survivor Annuity Defined:

A Qualified Joint and Survivor Annuity shall have the following meaning:

(a)

In the case of a Participant who is not married at his or her Benefit Commencement Date, a straight life annuity for the life of the Participant, and with no benefits payable for any month after the month in which the Participant’s death occurs; and

(b)

In the case of a Participant who is married at his or her Benefit Commencement Date, a benefit payable for the life of the Participant, with payments continuing after the death of the Participant for the life of the person who was the Participant’s spouse as of his or her Benefit Commencement Date if such spouse survives the Participant, with the surviving spouse’s periodic benefit being fifty percent of the benefit payable with the same periodic frequency to the Participant during the Participant’s lifetime.

D.

Alternate Forms of Benefits:

Each Participant electing to decline the Qualified Joint and Survivor form of benefit, pursuant to Part II, B of this Appendix A, shall be entitled to receive his or her Annuity Benefit Amount under the options described in Section 10.08 and Part I, A of this Appendix A.

E.

Establishment of Benefit Commencement Date:

The Benefit Commencement Date means the first day of the first period for which an amount is paid to a Participant as an annuity (or in any other form).

F.

Explanation of Benefit Payable:

At the time the Participant becomes subject to this Appendix A, the Committee shall furnish, or cause to be furnished, to each Participant at the times specified below, an explanation of the benefit payable under this Appendix A or Section 10.08 of the Plan in the event of his or her death before his or her Benefit Commencement Date.  Such explanation shall include (i) a description of the terms and conditions of such benefit, (ii) the Participant’s right to make, and the effect of, an election under the Plan, (iii) the right of the Participant’s spouse to consent or not to consent to such election, and (iv) the right of the Participant to make, and the effect of, a revocation of a previous election.

APPENDIX B

Form of Benefit Distributions Applicable to

Palm Beach Retirement Contributions Account

I.

Presumptive Form of Benefit Applicable to the Palm Beach Retirement Contributions Account:

The benefit payable to a Participant with respect to amounts in the Palm Beach Retirement Contributions Account shall be paid in the form of a Qualified Joint and Survivor Annuity (as defined in Part III of this Appendix B).  The preceding sentence shall not apply to

A.

a Participant who has declined the Qualified Joint and Survivor Annuity (pursuant to Part II of this Appendix B), in which case benefits shall be paid as provided in Part IV of this Appendix B, or

B.

a Participant who has elected an annuity and dies before his or her Benefit Commencement Date, in which case the benefit shall be paid as provided in Part VI of this Appendix B.

II.

Procedure for Declining the Qualified Joint and Survivor Annuity:

If a Participant wishes to decline the Qualified Joint and Survivor Annuity, he or she shall file with the Committee a written election to decline the Qualified Joint and Survivor Annuity and to accept in lieu thereof the form of benefit described in Part IV of this Appendix B.  Such election:

A.

shall be in a form and substance satisfactory to the Committee;

B.

shall, if the Participant is married as of his or her Benefit Commencement Date, be accompanied by a valid spousal consent that satisfies the requirements set forth in Section 1.16;

C.

may be revoked at any time prior to, but shall become irrevocable upon, the Benefit Commencement Date; and

D.

shall be made prior to the Participant’s Benefit Commencement Date and, if the Participant is married, shall be consented to by the Participant’s Spouse during the 90-day period ending on such Benefit Commencement Date.

III.

Qualified Joint and Survivor Annuity Defined:

A Qualified Joint and Survivor Annuity shall have the following meaning:

A.

In the case of a Participant who is not married at his or her Benefit Commencement date, a straight life annuity for the life of the Participant, and with no benefits payable for any month after the month in which the Participant’s death occurs; and

B.

In the case of a Participant who is married at his or her Benefit Commencement Date, a benefit payable for the life of the Participant, with payments continuing after the death of the Participant for the life of the person who was the Participant’s spouse as of his or her Benefit Commencement Date if such spouse survives the Participant, with the surviving spouse’s periodic benefit being fifty percent (50%) of the benefit payable with the same periodic frequency to the Participant during the Participant’s lifetime.

IV.

Alternate Forms of Benefits:

Each Participant electing to decline the Qualified Joint and Survivor form of benefit, pursuant to Part II of this Appendix B, shall be entitled to receive his or her Annuity Benefit Amount under the options described in this Appendix B or Article X.

V.

Establishment of Benefit Commencement Date:

The Benefit Commencement Date means the first day of the first period for which an amount is paid to a Participant as an annuity (or in any other form).

VI.

Married Participant’s Death Before Benefit Commencement Date:

If a married Participant has not made the election described in Part VII of this Appendix B, and such Participant dies before his Benefit Commencement Date (whether or not he or she has ceased to be an Employee), a Qualified Pre-retirement Survivor Annuity (as defined herein) shall be paid to his or her surviving spouse.  If such a Participant has made the election described in Part VII of this Appendix B, the benefit shall be paid as provided in Part VIII of this Appendix B.

A Qualified Pre-retirement Survivor Annuity shall mean a lifetime benefit, payable to the person who was the spouse of the Participant at the time of the Participant’s death, where such annuity is payable for the life of such surviving spouse and is in an amount determined by application to the purchase thereof of the entire Annuity Benefit Amount standing to the credit of the Participant under the Plan at the time of his death.  The Qualified Pre-retirement Survivor Annuity shall commence within a reasonable time after the death of the Participant.

VII.

Election Procedures:

A.

The election period shall begin on the date the Participant becomes subject to this Appendix B, and shall end on the date of the Participant’s death.  However, if a Participant makes an election under this Part VII before the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs and the Participant is still an Employee on the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs, such election automatically shall be revoked on the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs, and the Participant must make a new election under this Part VII on or after the first day of the Plan Year in which his or her thirty-fifth (35th) birthday occurs in order to reject the benefit otherwise payable under Part VI of this Appendix B in the event he dies before his or her Benefit Commencement Date and is survived by a spouse.

B.

A previous election under this Part VII may be revoked by a Participant (without the consent of his spouse or any other person) at any time before the Participant’s death.

C.

The Committee shall furnish, or cause to be furnished, to each Participant at the times specified below, an explanation of the benefit payable under Part VI of this Appendix B or Article X of the Plan in the event of his or her death before his or her Benefit Commencement Date.  Such explanation shall include (i) a description of the terms and conditions of such benefit, (ii) the Participant’s right to make, and the effect of, an election under this Part VII, (iii) the right of the Participant’s spouse to consent or not to consent to such election, and (iv) the right of the Participant to make, and the effect of, a revocation of a previous election.

D.

Such explanation shall be furnished at the time the Participant becomes subject to this Appendix B.

In the case of a Participant who terminates employment before attaining age 35, the explanation shall be furnished during the period beginning one year before his termination of employment and ending one year after such termination of employment.  In the event such Participant returns to employment with the Company or an Affiliate, the preceding paragraph of this Paragraph D shall apply.

E.

An election under this Part VII is an election by the Participant that (i) designates the beneficiary (which may include the spouse) who is to receive any payments that are to be made after the death of the Participant under Part VI of this Appendix B or Article X of the Plan (which designation cannot be changed without consent of his or her spouse in the manner prescribed in Part II of this Appendix B, unless the change is to name the Spouse as beneficiary), (ii) is in writing on a form prescribed by the Committee for such purpose, (iii) is filed with the Committee within a period to be determined by the Committee, and (iv) contains the spouse’s consent.

VIII.

Alternative Form of Death Benefit for Beneficiary:

If a Participant makes the election described in Part VII of his Appendix B, and dies before his or her Benefit Commencement Date, the beneficiary of such Participant shall receive a benefit payable in the form of a lump sum.

Notwithstanding the provisions of the foregoing paragraph, a married Participant may, pursuant to the election described in Part 11 of this Appendix B, elect to receive payment of the Palm Beach Retirement Contributions Account in accordance with one of the forms of distribution provided for in Section 10.09.

APPENDIX C

Tax Deductible Accounts

Notwithstanding the prior provisions of the Plan, the provisions of this Appendix C shall apply to Participants who were participant in the Crystal AIP Plan on the date immediately preceding the Crystal Effective Date with Tax Deductible Accounts.

1.

Definition.  “Tax Deductible Account” shall mean an account, permitted under the provisions of the Economic Recovery Tax Act of 1981, under which contributions to such account were deducted from an individual’s gross income for federal tax purposes for the year in which made.

2.

Contributions by Participants.  Contributions by Participants to a Tax Deductible Account were no longer permitted as of January 1, 1986.

3.

Fund Elections.  Contributions to a Participant’s Tax Deductible Account were invested in either the TDA Fixed Income Fund or the Equity Fund.

4.

Withdrawals.  A Participant for at least two years may elect to withdraw funds from his or her Tax Deductible Account by filing the appropriate form with the Committee.  Such election must be filed with the Committee, or its delegate, prior to the effective Date of the withdrawal.  The dollar amount of the withdrawal shall be based on the value of the Tax Deductible Account as of the Valuation Date coincident with the filing of the application.  Provisions for withdrawals are as follows:

(a)

A Participant may elect to withdraw funds in an amount equal to the value of from 1% to 100% (in 1% increments) of his or her Tax Deductible Account;

(b)

Any withdrawal made by a Participant who has elected to have contributions invested in more than one Fund shall be made in equal proportions from each Fund; and

(c)

An interest penalty may be imposed under the terms of an annuity contract used to hold assets under the TDA Fixed Income Fund, subject to the terms and conditions of the group annuity contract used as a funding vehicle.  Such a penalty, if any, shall apply only in the event of an In-Service Withdrawal, and shall not apply to interfund transfers nor to distributions upon a separation from service for any reason.

5.

Distribution of Tax Deductible Accounts.  Upon a Participant’s separation from service or death, the Tax Deductible Account shall be distributed in the following manner:

(a)

Distribution upon death.  The entire account balance shall be distributed to the Participant’s Beneficiary in cash in a single sum, as soon as reasonably possible following the Participant’s death.

(b)

Distribution upon separation from service for reasons other than death, Permanent Disability or retirement.  The Participant’s account balance shall be distributed in cash in a single sum, as soon as reasonably possible following the severance form service date.  Notwithstanding the above, at the Participant’s written direction, the entire account balance may be transferred directly to another plan qualified under section 401(a) of the Code (provided such plan provides for transfer of deductible employee contribution accounts), or to an individual retirement account, in the Participant’s name.

(c)

Distribution upon Retirement or Permanent Disability. The Participant may elect a single sum payment in cash, to be paid as soon as reasonably possible following the severance form service date, or to have the value of the Tax Deductible Account distributed in one or more equal annual installments, not to exceed ten.  The first such installment shall be made as of the first of any month specified by the Participant, but in no event after the April 1 following the calendar year in which the latter of the following occurs (i) the Participant’s attainment of age 70 or (ii) the Participant’s severance from service date.

6.

Limits on Contributions to a Tax Deductible Account.  In no event could the total contributions to a Participant’s Tax Deductible Account for any specific calendar year exceed the lesser of $2,000 or 100% of the Participant’s earned income during that calendar year.

APPENDIX D

Special Provisions With Respect to Certain Associates

of Calvin Klein, Inc.

Notwithstanding any contrary provision of the Plan, the following provisions shall apply with respect to employees of CKI who are employed by CKI on February 12, 2002 (the “Acquisition Date”), the date CKI was acquired by the Company (each such employee being hereinafter referred to as a “CKI Associate”).  Except as otherwise provided in this Appendix D, each capitalized term shall have the meaning assigned thereto under the Plan.

1.

Eligibility and Vesting Service.  A CKI Associate’s service with CKI prior to the Acquisition Date shall be counted under the Plan for eligibility and vesting purposes to the same extent such service would have been counted had CKI been an Employer with respect to the Plan at all times prior to the Acquisition Date.

2.

Participation.  Each CKI Associate who, as of the Acquisition Date, satisfies  the eligibility requirements of Section 2.02 (taking into account service recognized pursuant to Paragraph 1 above) shall be eligible to become a Participant of the Plan with respect to which he or she is an Eligible Associate on the Acquisition Date.

3.

Rollovers.  Notwithstanding anything contained in Section 6.01 of the Plan to the contrary, to the extent that a CKI Associate has an outstanding loan under the Calvin Klein, Inc. Retirement Savings Plan (the “CKI Plan”) as of the Acquisition Date, the Trustee is authorized to accept a Rollover Contribution of such outstanding loan in kind if such CKI Associate effects a Rollover Contribution of so much of his or her entire account under the CKI Plan as is eligible to be rolled over to this Plan; provided, however, that the Committee may require such CKI Associate to enter into such loan agreements or provide such other documentation as the Committee may require as a condition to accepting such rollover.

APPENDIX E

REQUIRED MINIMUM DISTRIBUTIONS

Section 1.

General Rules.

1.1.

Effective Date.  The provisions of this Appendix E shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2.

Precedence.  The requirements of this Appendix E shall take precedence over any inconsistent provisions of the Plan.

1.3.

Requirements of Treasury Regulations Incorporated.  All distributions required under this Appendix E shall be determined in accordance with the Treasury Regulations under Section 401(a)(9) of the Code (the “Treasury Regulations”).

Section 2.

Time and Manner of Distribution.

2.1.

Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2.2.

Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 or 4 of this Appendix E.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

Section 3.

Required Minimum Distributions During Participant’s Lifetime.

3.1.

Amount of Required Minimum Distributions For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(a)

the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

3.2.

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4.

Required Minimum Distributions After Participant’s Death.

4.1.

Death On or After Date Distributions Begin.

(a)

Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)

The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday for that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)

No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Section 5.

Definitions.  Terms not defined in this Appendix E shall have their respective meanings under the Plan; provided, however, that the terms of this Appendix E shall apply for purposes of this Appendix E in the event of a conflict between the terms of Appendix E and the terms of the Plan.

5.1.

Designated Beneficiary means the individual who is designated as the beneficiary under Section 1.72 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.2.

Distribution Calendar Year means a calendar year for which a minimum distribution under this Appendix E is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5.3.

Life Expectancy means life expectancy computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

5.4.

Participant’s Account Balance means the Participant’s account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to such account balance as of any date in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

5.5.

Required Beginning Date.  The date specified in Section 1.87 of the Plan.

APPENDIX F

Dates for Automatic Contribution Increases

for Purposes of Section 3.01(f)

Location Code	Process level	Employees *	Increase Date
NJ/BWO			Sept 1
NY/NYO			Sept 1
NY/CK			Sept 1
RCS/NY			Sept 1

AR/BRINK	DWD24		Sept 1
AR/BRINK	DWD25		Dec 1

PA/RDNGAIR	DWD45		Sept 1
PA/RDNGAIR	DWD21		Sept 1

NC/JNSVLE	DWD15	SALARIED	Sept 1
NC/JNSVLE	DWD15	HOURLY	July 1

TN/CHATT	DWD22		Sept 1
TN/CHATT	DWD55		April 1

GA/AUSTELL	DWD65		June 1

PA/SCHKLL	DWD50		June 1
PA/SCHKLL	DWD20		Sept 1

Retail Stores	C0002, S40PR	SALARIED	Sept 1
Retail Stores	R01-D99 **	SALARIED/HOURLY	Sept 1

Superba	G0005		Jan 1
	G0010		Jan 1
	G0015		Sept 1
	G0020		Sept 1
	G0025		Jan 1
	G0030		Jan 1
	G0033		Sept 1
	G0034		Jan 1
	G0035		Sept 1
	G0038		Sept 1
	G0040		Sept 1
	G0041		Sept 1
	G0045		Sept 1
	G0046		Sept 1
	G0047		Sept 1

* All except as indicated
** Retail Store locations - "R" = region and can range from R01 - R07
"D" = district and can range from D01 - D99

APPENDIX G

Special Provisions With Respect to Former Participants of the

PVH Superba/Insignia Neckwear, Inc. 401(k) Plan

(formerly known as the Superba, Inc. 401(k) Plan)

Notwithstanding any contrary provision of the Plan, the following provisions shall apply with respect to associates of PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. (collectively, “Superba”) (each such employee being hereinafter referred to as a “Superba Associate”) and account balances transferred to the Plan from the PVH Superba/Insignia Neckwear, Inc. 401(k) Plan (the “Superba Plan”) in connection with the merger of the Superba Plan with and into the Plans effective 11:59 p.m. on December 31, 2007 (the “Effective Time”).  Except as otherwise provided in this Appendix G, each capitalized term shall have the meaning assigned thereto under the Plan.

1.

Transfer of Accounts.  Effective upon the Effective Time, the account balances of each participant and beneficiary under the Superba Plan shall be transferred and credited to the Plan; provided, however, that the account balances of each participant under the Superba Plan who, as of January 1, 2008, will be eligible to participate in the Hourly Plan, shall be transferred and credited as of the Effective Time to the Hourly Plan.  That portion of each participant’s account under the Superba Plan that is attributable to elective deferrals within the meaning of Section 401(k) of the Code, including catch-up contributions under Section 414(v) of the Code, shall be credited to, and form the beginning balance of such participant’s Before-Tax Account.  That portion of each participant’s account under the Superba Plan that is attributable to employer matching contributions shall be credited to, and form the beginning balance of such participant’s Matching Contribution Account.  That portion of each participant’s account under the Superba Plan that is attributable to rollover contributions shall be credited to, and form the beginning balance of such participant’s Rollover Account.

2.

Eligibility and Participation.  A Superba Associate’s service with Superba prior to the Effective Time shall be counted under the Plan for eligibility purposes.  Each Superba Associate who, as of the Effective Time, satisfies the eligibility requirements of Section 2.02 (taking into account service recognized pursuant to this paragraph) shall become a Participant of the Plan or the Hourly Plan with respect to which he or she is an Eligible Associate on January 1. 2008.  Each other Superba Associate shall become a Participant of the Plan or the Hourly Plan with respect to which he or she is an Eligible Associate on the date that he or she satisfies the eligibility requirements of Section 2.02 (taking into account service recognized pursuant to this paragraph).

3.

Vesting.  A Superba Associate’s service with Superba prior to the Effective Time shall be counted under the Plan for vesting purposes.  All account balances transferred to the Plan from the Superba Plan shall be vested at all times.

4.

Investments.  Unless otherwise designated by a participant of the Superba Plan prior to the Effective Time, his or her accounts under the Superba Plan shall be invested under the Plan in such investment Funds as the Committee determines most appropriately correspond to the investment funds under the Superba Plan in which such accounts were invested prior to the Effective Time.

PHILLIPS-VAN HEUSEN CORPORATION

ASSOCIATES INVESTMENT PLAN

Effective as of October 1. 1981

As Amended and Restated Effective as of January 1, 2009